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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-223310

PROSPECTUS SUPPLEMENT
(To Prospectus dated March 26, 2018)

6,100,000 Shares

Common Stock

        We are selling 6,100,000 shares of our common stock. Our common stock is listed on the Nasdaq Global Select Market under the symbol "TA." On June 30, 2020, the last reported sale price of our common stock was $15.40 per share, as reported on the Nasdaq Global Select Market.

        Service Properties Trust (f/k/a Hospitality Properties Trust), or SVC, and The RMR Group LLC, or RMR, own approximately 8.2% and 3.6% of our outstanding common stock, respectively, as of the date of this prospectus supplement, and each has agreed to purchase its pro rata portion of the shares sold in this offering, excluding any shares sold pursuant to the underwriters' option to purchase additional shares, at the public offering price per share. Accordingly, based on an offering of 6,100,000 shares of our common stock (exclusive of any exercise of the underwriters' option to purchase additional shares), SVC will purchase 500,797 shares and RMR will purchase 218,577 shares in this offering.

        Our Articles of Incorporation, as amended, or our Charter, generally prohibits any person from constructively owning more than 5.0% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our common stock or 5.0% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of any other class or series of our stock, subject to any exceptions granted by our Board of Directors. In addition, our Amended and Restated Bylaws, or our Bylaws, impose certain restrictions on the transfer of shares of our stock in order to help us preserve the tax treatment of our net operating losses and other tax benefits and generally limit ownership of shares of our stock by any person or group to less than 5.0% of our outstanding shares of stock. See "Description of Common Stock—Restrictions on Ownership and Transfer of Stock" in this prospectus supplement for a description of these restrictions.

        Investing in our common stock involves a high degree of risk. See the section entitled "Risk Factors" beginning on page S-11 of this prospectus supplement and the documents incorporated by reference herein to read about factors you should consider before making a decision to invest in our common stock.

        Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$14.00	$85,400,000
Underwriting discounts and commissions(1)	$0.84	$5,124,000
Proceeds, before expenses, to us	$13.16	$80,276,000

(1)
See "Underwriting" for additional information regarding the underwriters' compensation.

        We have granted the underwriters an option to purchase up to 915,000 additional shares of our common stock at the public offering price, less underwriting discounts and commissions, within 30 days from the date of this prospectus supplement.

        Prior to purchasing the common stock being offered pursuant to this prospectus supplement and the accompanying prospectus, on June 30, 2020, one of the underwriters purchased, on behalf of the syndicate, 50,000 shares of our common stock at an average price of $15.3741 per share in stabilizing transactions.

        The underwriters expect to deliver the shares against payment to purchasers on or about July 6, 2020.

Joint Book-Running Managers

Citigroup	BMO Capital Markets	B. Riley FBR	BTIG

The date of this prospectus supplement is June 30, 2020.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        References in this prospectus supplement to "we," "us," "our" or "our company" mean TravelCenters of America Inc. and its consolidated subsidiaries, unless otherwise expressly stated or the context otherwise requires.

        Unless otherwise stated, we have assumed throughout this prospectus supplement that the underwriters' option to purchase additional shares of our common stock is not exercised. References to "stock" mean any class or series of our capital stock. References to "common stock" mean shares of our common stock, par value $0.001 per share.

        This document is in two parts. The first part is this prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering and risks related to an investment in shares of our common stock. The second part is the accompanying prospectus, including the documents incorporated by reference therein, which gives more general information about us and the securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer to the "prospectus," we are referring to both parts combined. If the information contained or incorporated by reference in this prospectus supplement varies from that in the accompanying prospectus, you should rely only on the information contained or incorporated by reference in this prospectus supplement.

        If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated or deemed to be incorporated by reference herein or therein that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement.

        You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of the respective dates of those documents or such other dates as may be specified therein. Our business, financial condition, results of operations, liquidity and prospects may have changed since any of those respective dates. You should read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described under "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" in this prospectus supplement and the accompanying prospectus, before making a decision to invest in our common stock.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Industry and Market Data

        The market data and certain other statistical information used throughout this prospectus supplement, the accompanying prospectus and the documents incorporated by reference are based on independent industry publications and other published sources. Some data are also based on our good faith estimates. Although we believe these third-party sources are reliable as of their respective dates, neither we nor the underwriters have independently verified the accuracy or completeness of this information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, which could cause results to differ materially from those expressed in these publications and other sources.

S-ii

Trademarks and Trade Names

        We own or have rights to trademarks or trade names that we use in conjunction with the operation of our business. Some of the more important trademarks and trade names that we use include TravelCenters of America, Petro Stopping Center, Quaker Steak & Lube, RoadSquad®, TechOn-Site®, TA Commercial Tire Network™, UltraOne®, Iron Skillet® and Reserve-It!®. Solely for convenience, the trademarks, service marks and trade names referred to or incorporated by reference in this prospectus supplement may be listed without the ® or ™ symbols, but we assert, to the fullest extent under applicable law, our rights to these trademarks, service marks and trade names. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference may also include trademarks, service marks or trade names of other companies. Each trademark, trade name or service mark of any other company appearing in this prospectus supplement or the accompanying prospectus, including in the documents incorporated by reference herein and therein, belongs to its holder.

S-iii

 PROSPECTUS SUPPLEMENT SUMMARY

        The information below is only a summary of more detailed information included elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference. This summary does not contain all of the information that is important to you or that you should consider before making a decision to invest in our common stock. As a result, you should read this entire prospectus supplement and the accompanying prospectus, as well as the information incorporated herein and therein by reference, carefully. See "Where You Can Find More Information" and "Incorporation of Certain Information by Reference."

 Our Company

        We are a leading operator of full-service travel centers. Our travel centers are located primarily along the U.S. interstate highway system and operated primarily under the "TravelCenters of America," "TA," "TA Express," "Petro Stopping Centers" and "Petro" brand names. Our customers include trucking fleets and their drivers, independent truck drivers, highway and local motorists and casual diners. We also collect rents, royalties and other fees from our tenants and franchisees.

        As of March 31, 2020, we operated or franchised a total of 308 travel centers, standalone truck service facilities and standalone restaurants.

        As of March 31, 2020, our business included 263 travel centers in 44 states in the United States. Of our 263 travel centers at March 31, 2020, we owned 51, we leased 181, we operated two for a joint venture in which we owned a noncontrolling interest and 29 were owned or leased from others by our franchisees. We operated 232 of our travel centers and franchisees operated 31 travel centers, including two we leased to franchisees. Our travel centers offer a broad range of products and services, including diesel fuel and gasoline, as well as nonfuel products and services such as truck repair and maintenance services, full service restaurants, quick service restaurants and various customer amenities.

        As of March 31, 2020, our business included three standalone truck service facilities operated under the "TA Truck Service" brand name. Of our three standalone truck service facilities, we leased two and owned one. Our standalone truck service facilities offer extensive maintenance and emergency repair and roadside services to large trucks.

        As of March 31, 2020, our business included 42 standalone restaurants in 12 states in the United States operated primarily under the "Quaker Steak & Lube" brand name. Of our 42 standalone restaurants at March 31, 2020, we operated 15 restaurants (six we owned, eight we leased and one we operated for a joint venture in which we owned a noncontrolling interest) and 27 were owned or leased from others and operated by our franchisees.

Our Strategy

        We believe that the outlook for the trucking industry is strong and we are well positioned for growth.

  Seek to Capitalize on Trucking Industry Demand and Robust Travel Center Network

        According to the American Trucking Associations, trucking is the primary means of freight transportation in the United States, comprising approximately 71% of the total freight volume in 2018, and is expected to remain the primary mode of freight transportation as the U.S. freight industry is forecast to grow over the next decade. Additionally, we expect the maturation of e-commerce to result in more trucks delivering more packages via shorter hauls, which we believe presents an opportunity for us.

        We have a robust, nationwide network of travel centers along major logistics corridors, over 50% of which are in the 13 U.S. states with the highest concentration of truck traffic. We believe that this enables us to serve our customers effectively where they operate and is a competitive advantage for us, because comparable, strategic sites are limited.

  Seek to Implement Operational Initiatives to Drive Cash Flow

        We are focused on implementing system-wide initiatives designed to drive internal growth and generate free cash flow, including:

  •
  Seeking new customers and maintaining fleet diesel sales with existing customers. Through May 31, 2020, we have sold over 52 million gallons of diesel fuel to 20 of our top 50 growth customers with new deals. Approximately 15 of these customers are new customers in 2020. In spite of the COVID-19 pandemic, diesel fuel volume sold increased 2.0% from May 16, 2020 to May 31, 2020, when compared to the same period in the prior year, and increased 6.9% from June 1, 2020 through June 24, 2020, when compared to the same period in the prior year.

  •
  Implementing new fuel pricing strategies to seek to improve margin. In the fall of 2019, through a third-party consultant, we conducted a trial at 28 sites using new gasoline pricing strategies against 28 control sites, and determined that margins improved by an average of $0.0113 per gallon at the 28 test sites. Our strategy contemplates implementing new pricing strategies for all of our fuel offerings, however no assurance can be given that we will be successful in applying these strategies to diesel fuel or more broadly across our network of travel centers.

  •
  Improving our procurement process by, among other things, centralizing our purchasing model and introducing data analytics into the purchasing process.

  •
  Pursuing franchise arrangements with strategic partners to accelerate our growth. From January 1, 2020 through June 12, 2020, we signed franchise agreements for three "TA" brand franchise locations, three "TA Express" brand franchise locations and one "Petro" brand franchise location. The average annual royalty fees and marketing revenues we received for each "TA" brand franchise, "TA Express" brand franchise and "Petro" brand franchise was $320 thousand, $200 thousand and $330 thousand, respectively.

  •
  Improving truck service performance by increasing technician efficiency, lowering technician turnover, implementing pricing strategies, and lowering the number of calls for RoadSquad Emergency Road Service that are unanswered.

  •
  Converting certain full-service restaurant and quick-service restaurant brands to other brands that we believe will result in better performance.

        As part of our initiatives, we intend to invest approximately $100 to $150 million over the next two to three years to fund deferred property maintenance capital expenditures and information technology projects. Property maintenance projects may include, among other things, capital expenditures relating to property and infrastructure improvements, environmental initiatives and fire and safety protection. Information technology projects may include, among other things, capital expenditures relating to customer service improvements, site system upgrades, and data center management and cyber security improvements.

Recent Developments

  Strategic Reorganization

        Following Jonathan M. Pertchik's appointment as our Chief Executive Officer in December 2019, we embarked on a strategic reorganization, or the Reorganization Plan, designed to improve our operational efficiency. In March 2020, we appointed Peter J. Crage as our Executive Vice President,

Chief Financial Officer and Treasurer. Mr. Crage is an experienced chief financial officer, having served in such role at Seaworld Entertainment Inc. and Cedar Fair Entertainment Company, publicly-traded companies, and most recently at Diamond Resorts, a private equity-owned company. Additionally, as part of the Reorganization Plan, we reorganized our corporate structure, introduced new corporate development and hospitality departments, as described below, and appointed three new Senior Vice Presidents to lead key departments. We also reduced our corporate headcount by approximately 130 positions, which we expect to result in approximately $13.1 million of net annual savings in selling, general and administrative expense. Key functions that will seek operating efficiencies include:

  •
  Corporate Development.  A new department tasked with effecting strategic initiatives, improving data management and leading innovation for the organization;

  •
  Procurement.  A centralized department to control all purchasing in order to seek economies of scale, generate negotiating leverage and make strategic purchasing decisions; and

  •
  Hospitality.  A new department overseeing our convenience store, restaurant and gaming operations to seek to capitalize on the overlap of these business lines in order to drive operational efficiencies.

  Federal Biodiesel Blenders' Tax Credit

        In December 2019, the U.S. government announced the retroactive reinstatement of the federal biodiesel blenders' tax credits for 2018 and 2019 and approved the federal biodiesel blenders' tax credit through 2022. The five-year reinstatement of the federal biodiesel blenders' tax credit represents the program's longest continuous duration since the tax credit was first introduced in 2005. Pursuant to the reinstatement, as of June 18, 2020, we had collected $67.3 million in cash of the $70.2 million in federal biodiesel blenders' tax credits that we recognized in 2019, which related to sales in 2018 and 2019. For the remainder of 2020 through 2022, the benefit of the federal biodiesel blenders' tax credit will be included in the price we pay for biodiesel.

  COVID-19

        In March 2020, COVID-19 was declared a pandemic by the World Health Organization, and the U.S. Health and Human Services Secretary declared a public health emergency in the United States in response to the COVID-19 outbreak. Our travel centers were allowed to continue operating because they support critical transportation infrastructure. We experienced increased diesel fuel sales volume during the three months ended March 31, 2020, as compared to the three months ended March 31, 2019, due to an initial increase in demand for certain products as businesses and households stocked up on those products as the implications of the COVID-19 pandemic began to be widely understood. In addition, we experienced an increase in fuel gross margin in March 2020 as both diesel fuel and gasoline costs declined as a result of a more favorable fuel purchasing environment due to a reduction in demand. However, due to the governmental stay-in-place orders, social distancing and other reductions in activity, demand for gasoline during the second half of March 2020 declined sharply, resulting in reduced gasoline sales volume sold during the three months ended March 31, 2020, as compared to the three months ended March 31, 2019, and demand for certain of our nonfuel products and services, such as our restaurants, has declined. As a result, we temporarily closed most of our full-service restaurants and limited our product offerings at some of our restaurants and travel centers. Further, on April 17, 2020, in an attempt to address the operating and financial impact of the COVID-19 pandemic, we furloughed approximately 2,900 field employees, as well as approximately 122 corporate employees.

        From April 1, 2020 through May 31, 2020, our preliminary, unaudited fuel sales volume, nonfuel revenues and nonfuel gross margin remained down compared to the period from April 1, 2019, through May 31, 2019, but our net loss declined and comparable period adjusted EBITDA, fuel gross margin, net cash provided by operating activities and comparable period free cash flow each improved over the same period. Comparable period adjusted EBITDA and comparable period free cash flow are non-GAAP financial measures. For definitions of comparable period adjusted EBITDA and comparable period free cash flow and a reconciliation to the most directly comparable GAAP measures see "Non-GAAP Financial Measures and Other Data." As of June 26, 2020, as state and local governments have begun to ease restrictions implemented in response to the COVID-19 pandemic, we have been able to reopen, or expand operations at, 76 of the 169 full-service and quick-service restaurants that had been partially or fully closed and all 15 of the Quaker Steak and Lube restaurants that had been partially or fully closed.

Non-GAAP Financial Measures and Other Data

        You should read the following summary of non-GAAP financial measures and other data in conjunction with the audited and unaudited financial statements and other information included in our filings with the SEC, which are incorporated by reference into this prospectus supplement or the accompanying prospectus, including our audited financial statements as of December 31, 2019 and 2018, and for the years then ended, which are included in our Annual Report on Form 10-K for the year ended December 31, 2019, and our unaudited interim financial statements as of March 31, 2020, and for the three month period then ended, which are included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and the information under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" in each such report.

        The information presented below for the two months ended May 31, 2020, is preliminary, unaudited and may change. This preliminary information is based solely upon information available as of the date of this prospectus supplement. We have not begun our normal quarterly closing and review procedures for the quarter ending June 30, 2020, and there can be no assurance that final results for our second quarter will not differ materially from the information set forth below, including as a result of actual operating results, or quarter-end closing procedures and review adjustments. In addition, the expectations for this quarter-to-date period should not be viewed as a substitute for our full interim unaudited financial statements prepared in accordance with GAAP. These expected results could change materially and are not necessarily indicative of the results to be achieved for our second quarter or any future period. As a result of the foregoing considerations and the other limitations described herein, investors are cautioned not to place undue reliance on this preliminary financial information. See "Risk Factors" and "Warning Concerning Forward-Looking Statements."

  Non-GAAP Financial Measures

        The following table reconciles net income (loss), the most directly comparable financial measure calculated in accordance with GAAP, to EBITDA, adjusted EBITDA, comparable period adjusted EBITDA, and comparable period adjusted EBITDAR, each of which are non-GAAP financial measures, for the two months ended May 31, 2020 and 2019, for the twelve months ended March 31, 2020, and for the years ended December 31, 2019 and 2018:

EBITDA, Adjusted EBITDA, Comparable Period Adjusted EBITDA and Comparable Period
Adjusted EBITDAR Reconciliation(1)

	Two Months Ended May 31,		Twelve Months Ended March 31, 2020	Year Ended December 31,
(in thousands)	2020	2019		2019	2018
Net (loss) income	$(1,943)	$(6,456)	$27,657	$33,469	$(120,404)
Add: Loss from discontinued operations, net of taxes	—	—	—	—	117,631
Net (loss) income from continuing operations	(1,943)	(6,456)	27,657	33,469	(2,773)
(Less) add: (Benefit) provision for income taxes	(747)	(2,135)	2,865	4,339	(1,574)
Add: Depreciation and amortization expense	16,580	17,211	104,061	100,260	83,179
Add: Interest expense, net	4,816	4,865	28,762	28,356	29,003

EBITDA	18,706	13,485	163,345	166,424	107,835
Add: Reorganization costs(2)	3,740	—	—	—	—
Add: Costs of SVC transactions(3)	—	—	—	458	364
Less: Loyalty award expiration(4)	—	—	—	(2,911)	—
Add: Field employee bonus expense(5)	2,380	—	1,388	—	—
Add: Executive officer retirement agreement expenses(6)	536	—	1,710	—	3,571
Less: Comdata legal reimbursements, net of expenses(7)	—	—	—	—	(9,967)
Less: Federal biodiesel blenders' tax credit(8)	(3,477)	—	(73,744)	(70,229)	(23,251)
Add: Impairment of operating lease assets(9)	—	—	579	579	—
Adjusted EBITDA	21,885	13,485	93,278	94,321	78,552
Add: Rent reduction from SVC restructuring transaction(10)	—	—	—	—	43,148

Comparable Period Adjusted EBITDA	21,885	13,485	93,278	94,321	121,700
Add: Rent expense, as reported	41,945	42,524	254,937	257,762	283,476
Less: Rent reduction from SVC restructuring transaction	—	—	—	—	(43,148)
Less: Impairment of operating lease assets(9)	—	—	(579)	(579)	—

Comparable Period Adjusted EBITDAR	$63,830	$56,009	$347,636	$351,504	$362,028

(1)
EBITDA, adjusted EBITDA, comparable period adjusted EBITDA and comparable period adjusted EBITDAR are non-GAAP financial measures. Non-GAAP financial measures should be considered only as supplemental to, and not as superior to, or in lieu of, financial measures prepared in accordance with GAAP. We calculate comparable period adjusted EBITDAR as comparable period adjusted EBITDA plus real estate rent expense, less the cash rent reduction from our restructuring transaction with SVC and operating lease impairment costs. We define comparable period adjusted EBITDA as net income (loss) before interest, taxes and depreciation and amortization expense, excluding items that we consider not to be normal, recurring cash operating expenses or gains or losses, including certain executive compensation and employee bonus expenses, federal biodiesel blenders' tax credits, legal reimbursements, loyalty award expenses, legal expenses and impairment of operating lease assets, but including a $43.1 million adjustment in 2018 to reflect the current annual fixed rental rate which was renegotiated by us and SVC in 2019 to allow for period over period comparison, reorganization costs, and costs of our transactions with SVC. Management uses comparable period adjusted EBITDAR in developing internal budgets and forecasts and analyzing our performance and, because we lease a majority of the travel centers that we operate, we believe that presenting comparable period adjusted EBITDAR may help investors compare our results with other companies that, instead of leasing, own and finance ownership of their properties with debt financing, or to consider how our results might compare if we owned our leased properties and financed that ownership with debt. If we, instead of leasing, owned our leased properties and financed that ownership with debt financing, the interest expense we incurred for that debt financing would be added back by us when calculating comparable period adjusted EBITDA.

(2)
In April 2020, we announced a company-wide reorganization. As a result, we recognized certain one-time costs such as severance, accelerated vesting of shares for certain employees and executive recruitment fees, which totaled $3.7 million for the two months ended May 31, 2020, that were included in selling, general and administrative expense in our consolidated statements of operations and comprehensive income (loss).

(3)
In January 2019, we entered into transaction agreements with SVC, pursuant to which our leases with SVC were amended. We incurred $0.5 million and $0.4 million of expenses associated with the amendments of these leases in 2019 and 2018, respectively, that were included in selling, general and administrative expense in our consolidated statements of operations and comprehensive income (loss).

(4)
During the year ended December 31, 2019, we introduced a new customer loyalty program, UltraONE 2.0. As a result of introducing the new customer loyalty program, certain loyalty awards earned under the program now expire in 10 days for all loyalty members. This update resulted in the immediate expiration of certain loyalty awards upon adoption of the new customer loyalty program, increasing revenue by $2.9 million during the year ended December 31, 2019, by reducing future obligations, $2.8 million of which was recognized to fuel revenues and $0.1 million to nonfuel revenues in our consolidated statements of operations and comprehensive income (loss).

(5)
Commencing in March 2020, we paid cash bonuses to certain employees who continued to work at our travel center locations during the COVID-19 pandemic. These bonuses resulted in additional compensation expense of $2.4 million and $1.4 million for the two months ended May 31, 2020, and the twelve months ended March 31, 2020, respectively. These expenses were recognized in site level operating expense in our consolidated statements of operations and comprehensive income (loss).

(6)
We agreed to accelerate the vesting of previously granted stock awards and make cash payments as part of our retirement and separation agreements with certain former officers and incurred executive recruitment fees, which resulted in additional compensation expense of $0.5 million, $1.7 million, and $3.6 million for the two months ended May 31, 2020, twelve months ended March 31, 2020, and year ended December 31, 2018, respectively, which were recognized in selling, general and administrative expense in our consolidated statements of operations and comprehensive income (loss).

(7)
On April 9, 2018, the Court of Chancery of the State of Delaware entered its final order and judgment with respect to our litigation with Comdata Inc., or Comdata, or the Order. Pursuant to the Order, Comdata was required to, among other things, reimburse us for attorneys' fees and costs, together with interest, in the amount of $10.7 million, which we collected in April 2018. In addition, during the year ended December 31, 2018, we incurred $0.1 million of legal fees in our litigation with Comdata. The legal reimbursements and expenses were recognized in selling, general and administrative expense in our consolidated statements of operations and comprehensive income (loss).

(8)
In December 2019, the U.S. government retroactively reinstated the federal biodiesel blenders' tax credit for 2019 and 2018, and in February 2018, the U.S. government retroactively reinstated the 2017 federal biodiesel blenders' tax credit. Our recovery as a result of this tax credit was $70.2 million for 2019 and 2018 and $23.3 million for 2017, which were recognized in December 2019 and February 2018, respectively, as a reduction to fuel cost of goods sold in our consolidated statements of operations and comprehensive income (loss). We recognized $3.5 million and $73.7 million in credits for the two months ended May 31, 2020, and twelve months ended March 31, 2020, respectively, as a reduction in fuel cost of goods sold.

(9)
During the twelve months ended March 31, 2020, and the year ended December 31, 2019, we recognized $0.6 million of impairment charges to operating lease assets related to certain standalone restaurants. The impairment charges were recognized in real estate rent expense in our consolidated statements of operations and comprehensive income (loss).

(10)
The year ended December 31, 2018 includes an add back of $43.1 million relating to the cash rent reduction resulting from the purchase of 20 travel center properties in January 2019.

        The following table reconciles net cash provided by operating activities of continuing operations, the most directly comparable financial measure calculated in accordance with GAAP, to comparable period free cash flow, a non-GAAP financial measure, for the two months ended May 31, 2020 and 2019, for the twelve months ended March 31, 2020 and for the years ended December 31, 2019 and 2018:

Comparable Period Free Cash Flow Reconciliation(1)

	Two Months Ended May 31,		Twelve Months Ended March 31, 2020	Year Ended December 31,
(in thousands)	2020	2019		2019	2018
Net cash provided by continuing operating activities	$82,373	$1,776	$55,272	$82,467	$73,258
Add: Rent reduction from SVC restructuring transactions	—	—	—	—	43,148
Add: Deferred rent payment to SVC(2)	4,404	4,404	17,615	13,211	—

Comparable period net cash flow provided by continuing operating activities	86,777	6,180	72,887	95,678	116,406
Less: Cash collected from previous federal biodiesel blenders' tax credits(3)	(60,500)	—	—	—	(23,251)

Pro forma net cash provided by continuing operating activities	26,277	6,180	72,887	95,678	93,155
Less: Capital expenditures	(7,940)	(12,732)	(83,907)	(83,955)	(144,781)
Add: Improvements sold to SVC	—	—	—	—	56,346
Add: Federal biodiesel blenders' tax credits generated(4)	3,477	7,113	33,849	36,134	34,095

Comparable period free cash flow	$21,814	$561	$22,829	$47,857	$38,815

(1)
Comparable period free cash flow is a non-GAAP financial measure. Non-GAAP financial measures should be considered only as supplemental to, and not as superior to, or in lieu of, financial measures prepared in accordance with GAAP. Comparable period free cash flow is defined as the sum of pro forma net cash provided by continuing operating activities, proceeds from asset sales and sale leaseback transactions with SVC, and federal biodiesel blenders' tax credits generated less capital expenditures of continuing operations. In addition, comparable period free cash flow was adjusted to be comparable by adding the $43.1 million reduction in rent to SVC to the year ended December 31, 2018, and by adding back the payments made to SVC for deferred rent for the year ended December 31, 2019, the twelve months ended March 31, 2020, and the two months ended May 31, 2020 and 2019. Management uses comparable period free cash flow in developing internal budgets and forecasts and analyzing our performance. Management believes that comparable period free cash flow is useful to investors because it presents a measure that approximates the amount of cash generated that is available to repay debt obligations, to make investments, and for certain other activities that exclude certain infrequently occurring and/or non-cash items.

(2)
The two months ended May 31, 2020, the two months ended May 31, 2019, the twelve months ended March 31, 2020, and the year ended December 31, 2019, include add-backs of $4.4 million, $4.4 million, $17.6 million, and $13.2 million, respectively, to reflect paid deferred rental obligations to SVC which were renegotiated by us and SVC in 2019.

(3)
The two months ended May 31, 2020, and the year ended December 31, 2018 have been adjusted downwards by $60.5 million and $23.3 million, respectively, to reflect the cash collection of the 2019 and 2017 federal biodiesel blenders' tax credits.

(4)
Federal biodiesel blenders' tax credits have been applied on a pro forma basis to the year when they were generated, despite actual cash collections taking place in subsequent years due to legislation status at the time, which may not be consistent with what was recognized and reported.

  Other Data

Fuel Metrics

	Two Months Ended May 31,			Year Ended December 31,
			Twelve Months Ended March 31, 2020
(in thousands)	2020	2019		2019	2018
Fuel sales volume (gallons)	297,238	332,299	2,000,013	1,983,129	1,907,385
Fuel gross margin	$63,759	$47,039	$385,926	$378,718	$320,027

Nonfuel Metrics

	Two Months Ended May 31,			Year Ended December 31,
			Twelve Months Ended March 31, 2020
(in thousands)	2020	2019		2019	2018
Nonfuel revenues(1)	$255,259	$315,878	$1,854,558	$1,870,290	$1,836,484
Nonfuel gross margin(1)	151,952	192,163	1,134,689	1,143,871	1,126,019

(1)
Two months ended May 31, 2020, two months ended May 31, 2019, twelve months ended March 31, 2020, the year ended December 31, 2019, and the year ended December 31, 2018 include rent and royalties from franchisees of $2.0 million, $2.4 million, $14.3 million, $14.1 million, and $16.1 million, respectively.

 Risk Factors

        An investment in our common stock is subject to a high degree of risk and significant uncertainty. For a discussion of these risks, please see "Risk Factors" beginning on page S-11 of this prospectus supplement, as well as under "Part I, Item 1A—Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 25, 2020, and "Part II, Item 1A—Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as filed with the SEC on May 5, 2020, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus. See also "Where You Can Find More Information" and "Incorporation of Certain Information by Reference."

Corporate Information

        TravelCenters of America Inc. is a Maryland corporation. Prior to August 1, 2019, we were organized as a Delaware limited liability company. On August 1, 2019, in conjunction with our conversion from a Delaware limited liability company to a Maryland corporation, we assigned a $0.001 par value per share to our common stock and the excess of stockholders' equity over the par value has been classified as additional paid-in capital in our consolidated balance sheets. In addition, on August 1, 2019, we completed a reverse stock split of our outstanding shares of common stock pursuant to which every five shares of our issued and outstanding common stock were exchanged for one share of our common stock. The common stock information included in the documents incorporated by reference herein has been retrospectively adjusted to reflect the par value and the reverse stock split for all periods and dates presented.

        Our principal executive offices are located at 24601 Center Ridge Road, Westlake, Ohio 44145, and our telephone number is (440) 808-9100. Our website address is www.ta-petro.com. Information contained on, or that can be accessed through, our website (other than the specified SEC filings incorporated by reference in this prospectus supplement or the accompanying prospectus) is not part of this prospectus supplement or the accompanying prospectus.

 THE OFFERING

Issuer	TravelCenters of America Inc.
Common stock offered by us	6,100,000 shares of our common stock.
Option to purchase additional shares	We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to 915,000 additional shares of our common stock.
Common stock outstanding after this offering	14,431,505 shares (15,346,505 shares if the underwriters exercise their option to purchase additional shares in full).
Insider participation

SVC and RMR own approximately 8.2% and 3.6% of our outstanding common stock, respectively, as of the date of this prospectus supplement, and each has agreed to purchase its pro rata portion of the shares sold in this offering, excluding any shares sold pursuant to the underwriters' option to purchase additional shares, at the public offering price per share. Accordingly, based on an offering 6,100,000 shares of our common stock (exclusive of any exercise of the underwriters' option to purchase additional shares) SVC will purchase 500,797 shares and RMR will purchase 218,577 shares in this offering

Use of proceeds

We estimate that the net proceeds from this offering will be $79.6 million, or $91.6 million if the underwriters exercise in full their option to purchase additional shares, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us. We intend to use the net proceeds from this offering to fund deferred maintenance and other capital expenditures necessary to enhance property conditions and implement growth initiatives, for working capital, and for general corporate purposes.

Risk factors

Investing in our common stock involves a high degree of risk. You should carefully consider the information set forth in the section of this prospectus supplement and our Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, entitled "Risk Factors," as well as the other information included in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus before making a decision to invest in our common stock.

Nasdaq Global Select Market Symbol	TA

        The number of shares of common stock to be outstanding after this offering as shown above is based on 8,331,505 shares of our common stock outstanding as of May 31, 2020, and excludes 469,259 shares of common stock reserved for future issuance under The TravelCenters of America Inc. Second Amended and Restated 2016 Equity Compensation Plan, or our Equity Compensation Plan, as of May 31, 2020.

RISK FACTORS

        Investing in shares of our common stock involves a high degree of risk and uncertainty that may result in a loss of all or part of your investment. You should carefully review the risk factors set forth below and those contained under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 25, 2020, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as filed with the SEC on May 5, 2020, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus. You should also carefully review the information contained under the heading "Warning Concerning Forward-Looking Statements" in this prospectus supplement, our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and the accompanying prospectus. If any such risks occur, our business, financial condition, results of operations, liquidity or prospects could be materially and adversely affected and you could lose all or part of your investment.

Risks Related to this Offering

Our management has broad discretion over the use of the net proceeds from this offering and may allocate it in ways that you may not approve.

        Our management has broad discretion over our use of the net proceeds from this offering and could spend the net proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock. Because such net proceeds are not required to be allocated to any specific investment or transaction, you cannot evaluate the manner in which the net proceeds will be used prior to making your investment decision. The net proceeds from this offering may be used in a manner which does not generate a favorable return for us. See "Use of Proceeds."

If securities or industry analysts do not publish research, or if they publish unfavorable research, about us, or if we fail to meet analyst estimates of our quarterly or annual results of operations, the trading price and trading volume of our common stock could decline.

        The trading market for our common stock may be influenced by research and reports, or lack thereof, that industry or securities analysts publish about us, our business or our market. Additionally, while we do not publish guidance regarding our expectations for our future operating results, some industry analysts do provide guidance regarding our quarterly and annual results of operations, and, if we fail to meet these estimates, the trading price and trading volume of our common stock may be adversely affected. Numerous factors affect our results of operations, including, for example, the timing of the completion of certain transactions, such as acquisitions, dispositions and leasing activities and acquisition costs, which may make it difficult for analysts and others to predict our results of operations. Currently, the number of analyst reports about us is limited. If no additional analysts publish research about us, the trading price and volume of our common stock could decline. If analysts publish research about us that is unfavorable, or if analysts who publish research about us now or in the future cease to publish such research regularly, the trading price and volume of our common stock may decline.

Because we do not expect to pay any dividends on shares of our common stock for the foreseeable future, investors in this offering may never receive a return on their investment.

        You should not rely on an investment in shares of our common stock to provide dividend income. We do not anticipate that we will pay cash dividends to holders of our common stock in the foreseeable future. Instead, we plan to retain any earnings to maintain and expand our existing operations. Furthermore, our credit facility restricts our payment of cash dividends on shares of our common stock unless certain requirements under our credit facility are met, including that Excess Availability (as defined in our credit agreement) is not less than 17.5% after any such payment, and our rent deferral agreement with SVC prohibits us from paying any dividends while any deferred rent remains unpaid. Accordingly, investors must rely on sales of their shares of our common stock after price appreciation, which may never occur, to realize a return on their investment. See "Dividend Policy."

A significant portion of our total outstanding shares may be sold into the public market at any time, which could cause the market price of our common stock to drop significantly, even if our business is doing well.

        Following completion of this offering, we will have 14,431,505 shares of our common stock outstanding (or 15,346,505 shares of our common stock if the underwriters exercise their option to purchase additional shares in full), based on 8,331,505 shares of our common stock outstanding as of May 31, 2020. Of the shares of our common stock to be outstanding following completion of this offering, 12,356,510 shares of our common stock, including all of the shares offered by this prospectus supplement and the accompanying prospectus, will be eligible for immediate sale in the public market without restriction by persons other than our affiliates. The remaining 2,074,995 outstanding shares of our common stock are available for resale in the public market subject to the provisions of Rule 144 and 701 under the Securities Act of 1933, as amended, or the Securities Act, and the lock-up agreements described below.

        Pursuant to the Registration Rights Agreement, dated as of August 11, 2008, between us and SVC, if we propose to file a registration statement under the Securities Act with respect to an offering of our common stock, SVC is entitled to receive notice and to include their registrable securities in such registration and offering. SVC has waived such rights with respect to this offering.

        Each of our executive officers and Directors and SVC and RMR has entered into a lock-up agreement with Citigroup Global Markets Inc., as representative of the underwriters, which regulates their sales of our common stock for a period of 180 days after the date of this prospectus supplement, subject to certain exceptions. Citigroup Global Markets Inc. may, in its sole discretion, release all or some portion of the shares subject to lock-up agreements at any time and for any reason.

        Sales of substantial amounts of our common stock in the public market after this offering, the perception that such sales will occur, or early release of these lock-up agreements could adversely affect the market price of our common stock and make it difficult for us to raise funds through securities offerings in the future.

Our common stock has experienced significant price and trading volume volatility and may continue to do so.

        Our common stock has experienced significant share price and trading volatility, which may continue. The market price of our common stock has fluctuated and could fluctuate significantly in the future in response to various factors and events, including, but not limited to:

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  the liquidity of the market for our common stock, which may experience increased illiquidity as a result of the 1-for-5 reverse stock split completed on August 1, 2019;

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  our historic policy to not pay cash dividends;

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  changes in our operating results;

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  issuances of additional shares of common stock or other equity securities and sales of common stock by holders of large blocks of our common stock, such as SVC, RMR or our Directors or officers;

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  a lack of analyst coverage, changes in analysts' expectations and unfavorable research reports; and

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  general economic and industry trends and conditions.

        In addition, in the past, following periods of volatility in the overall market and the market price of a company's securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management's attention and resources.

        Recently, global and U.S. financial markets have experienced heightened volatility, including as a result of the COVID-19 pandemic and the responses thereto, and uncertainty regarding actual and potential shifts in U.S. policies regarding foreign trade, economic and other matters. This volatility and uncertainty could have a significant impact on the market for our common stock and the markets in which we operate and have a material adverse effect on our business, financial condition, results of operations, liquidity or prospects.

 USE OF PROCEEDS

        We estimate that the net proceeds from this offering will be $79.6 million, or $91.6 million if the underwriters exercise in full their option to purchase additional shares, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us.

        We intend to use the net proceeds from this offering to fund deferred maintenance and other capital expenditures necessary to enhance property conditions and implement growth initiatives, for working capital, and for general corporate purposes.

DESCRIPTION OF COMMON STOCK

        On August 1, 2019, TravelCenters of America LLC, a Delaware limited liability company, or TA LLC, converted into TravelCenters of America Inc., a Maryland corporation. In connection with this conversion, each five outstanding TA LLC common shares, representing limited liability company interests of TA LLC, were converted into one share of our common stock. The rights of holders of our common stock are governed by our Charter, our Bylaws and the Maryland General Corporation Law, or the MGCL. Accordingly, the description of common shares of TA LLC and Delaware law under the heading "Description of the Common Shares and Preferred Shares We May Offer" and "Description of Certain Provisions of Delaware Law, Our LLC Agreement and our Bylaws" in the accompanying prospectus is superseded by the following disclosure.

        The following description of our common stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Charter and our Bylaws each of which have been filed with the SEC as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2019.

General

        Our Charter provides that we may issue up to 216,000,000 shares of our common stock. Our Charter authorizes our Board of Directors to amend our Charter to increase or decrease the aggregate number of authorized shares of stock, or the number of shares of stock of any class or series that we are authorized to issue, without stockholder approval.

        Subject to the provisions of our Charter and Bylaws regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of common stock or preferred stock that we may issue, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of shares of common stock will possess the exclusive voting power.

        Holders of shares of common stock have no preference, conversion, exchange, sinking fund, or redemption rights, have no general appraisal rights and have no general preemptive rights to subscribe for any of our securities. Subject to the provisions of our Charter and Bylaws regarding the restrictions on ownership and transfer of our stock, shares of common stock will have equal dividend, liquidation and other rights.

Power to Reclassify Our Unissued Shares of Stock

        Our Charter authorizes our Board of Directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including one or more classes or series of stock that have priority with respect to dividends or upon liquidation over our common stock, and authorizes us to issue the newly-classified shares. Prior to the issuance of shares of each new class or series, our Board of Directors is required by Maryland law and by our Charter to set, subject to the provisions of our Charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. Our Board of Directors may take these actions without stockholder approval unless stockholder approval is required by the rules of any stock exchange or automatic quotation system on which our securities may be listed or traded.

Power to Increase or Decrease Authorized Shares of Stock and Issue Additional Shares of Common Stock and Preferred Stock

        We believe that the power of our Board of Directors to amend our Charter to increase or decrease the number of authorized shares of stock, to authorize us to issue additional shares of common stock or preferred stock and to classify or reclassify unissued shares of stock and thereafter to authorize us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions on a timely basis and in meeting other needs that might arise. Nonetheless, the unrestricted ability of our Board of Directors to issue additional shares of common stock and preferred stock may have adverse consequences to our stockholders, including possibly diluting the ownership of existing stockholders and making a change of control of us difficult to achieve. The additional classes or series, as well as the additional shares of common stock or preferred stock, as applicable, will be available for issuance without further action by our stockholders, unless such approval is required by the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Restrictions on Ownership and Transfer of Stock

        Our Charter restricts the number and value of our shares of stock that our stockholders may own.

        Our Charter prohibits any person from constructively owning more than 5.0% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our common stock or 5.0% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of any other class or series of our stock. Our Board of Directors may from time to time increase or decrease our ownership limitations.

        Our Board of Directors, in its sole discretion, may exempt persons from these ownership limitations, so long as our Board of Directors determines, among other things, that it is in our best interests and would not cause a default under the terms of any contract to which we are a party or would reasonably expect to become a party, provided that any duties of our Board of Directors to the stockholder requesting the exemption will not apply, to the fullest extent permitted by law, to such determination. In determining whether to grant an exemption, our Board of Directors may consider, among other factors, the following:

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  the general reputation and moral character of the person requesting the exemption;

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  whether the person's ownership of shares would be direct or through ownership attribution;

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  whether the person's ownership of shares would interfere with the conduct of our business;

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  whether granting an exemption would adversely affect any of our existing contractual arrangements; and

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  whether the person to whom the exemption would apply is attempting to change control of us or affect our policies in a way that our Board of Directors, in its sole discretion, considers adverse to our best interests or those of our stockholders.

        If a person attempts to transfer our shares of stock in violation of the ownership limitations described above, in our sole discretion, either (a) that number of shares (rounded up to the nearest whole share) which would cause the violation will automatically be transferred to a trust, or the Charitable Trust, for the exclusive benefit of one or more charitable beneficiaries designated by us or (b) such attempted transfer will be void ab initio. The prohibited owner will generally:

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  have no rights in the shares held in the Charitable Trust;

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  not benefit economically from ownership of any shares held in the Charitable Trust (except to the extent provided below upon a sale of the shares);

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  have no rights to dividends or other distributions with respect to shares held in the Charitable Trust;

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  not possess any right to vote or other rights attributable to the shares held in the Charitable Trust; and

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  have no claim, cause of action or other recourse whatsoever against the purported transferor of any shares held in the Charitable Trust.

        Effective as of the date that the shares have been transferred to the Charitable Trust, the trustee of the Charitable Trust will have the authority, at the trustee's sole discretion:

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  to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the Charitable Trust; and

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  to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary.

        However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

        Within 20 days of receiving notice from us that the shares have been transferred to the Charitable Trust, the trustee of the Charitable Trust will sell such shares (together with the right to receive distributions with respect to such shares) to a person, designated by the trustee of the Charitable Trust, whose ownership of the shares will not violate the ownership limitations set forth in our Charter. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate, and the trustee of the Charitable Trust will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary of the Charitable Trust as follows:

        The prohibited owner will receive the lesser of:

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  the net price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust, for example, in the case of a gift, devise or other similar transaction, the market price (as defined in our Charter) of the shares on the day of the event causing the shares to be transferred to the Charitable Trust, in each case; and

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  the net sales proceeds received by the trustee of the Charitable Trust from the sale or other disposition of the shares held in the Charitable Trust plus any dividends received by the trustee of the Charitable Trust on such shares.

        If, prior to our discovery that the shares have been transferred to a Charitable Trust, a prohibited owner sells such shares, then:

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  those shares will be deemed to have been sold on behalf of the Charitable Trust; and

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  to the extent that the prohibited owner received an amount for those shares that exceeds the amount that the prohibited owner was entitled to receive from a sale by the trustee of the Charitable Trust, the prohibited owner must pay the excess to the trustee of the Charitable Trust upon demand.

        Also, shares held in the Charitable Trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

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  the price per share in the transaction that resulted in the transfer to the Charitable Trust or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust, for example, in the case of a gift, devise or other similar transaction, the market price per share on the day of the event causing the shares to become held by the Charitable Trust; and

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  the market price per share on the date we, or our designee, accept the offer.

        We will have the right to accept the offer until the trustee of the Charitable Trust has sold the shares held in the Charitable Trust. The net proceeds of the sale to us will be distributed in the same manner as any other sale by a trustee of the Charitable Trust.

        The restrictions described above will not preclude the settlement of any transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system. Our Charter provides, however, that the settlement of any transaction will not negate the effect of any of the foregoing limitations and any transferee in such a transaction will be subject to all of the provisions and limitations described above.

        Every stockholder of record of more than 5.0% of the outstanding shares of any class or series of stock is required to give written notice to us within 30 days (i) after the end of each taxable year and (ii) after a request from us. Such notice must state the name and address of the legal and beneficial owner(s), the number of shares of each class and series of our shares of stock which the stockholder owns, and a description of the manner in which those shares are held. In addition, each stockholder is required to provide us with any additional information that we may request in order to determine compliance with the ownership limits.

        Any person who acquires or attempts or intends to acquire constructive ownership of shares of our stock that will or may violate the ownership limits or any person who would have owned shares that resulted in a transfer to the Charitable Trust must give written notice immediately to us or, in the case of a proposed or attempted transaction, provide us at least 15 days prior written notice and provide us with such other information as we may request.

        Additionally, our Bylaws impose certain restrictions on the transfer of shares in order to help us preserve the tax treatment of our net operating losses and other tax benefits. These restrictions generally provide that transfers of shares to a person, entity or group which is then, or would become as a result of such transfer, an owner of 5.0% or more of our outstanding shares of stock (i) are void in total, for transferees then already owning 5.0% or more of our shares of stock and (ii) are void to the extent the transfer would so result in such level of ownership by the proposed transferee, for other transferees. These restrictions do not apply if the transferor or the transferee obtains the written approval of our Board of Directors.

        All certificates representing our shares and any share statements for our uncertificated shares may bear legends referring to the foregoing restrictions.

Stock Exchange Listing

        Our common stock is listed on the Nasdaq Global Select Market under the symbol "TA."

Transfer Agent and Registrar

        The transfer agent and registrar for shares of our common stock is EQ Shareowner Services.

Board of Directors

        Our Board of Directors has the exclusive power to increase or decrease the number of directors, provided that the number of directors may not be fewer than three and may not be more than seven, and further provided that the term of any director may not be decreased due to a reduction in the number of directors. We currently have seven Directors.

        Under our Bylaws, a Director must be at least 21 years of age, not under legal disability and, at the time of nomination and election, (i) not have been convicted of a felony, (ii) have substantial expertise or experience relevant to our business (as determined by our Board of Directors), (iii) have been nominated for election to the Board of Directors in accordance with our Bylaws and (iv) meet the qualifications of an Independent Director or a Managing Director, as applicable. An "Independent Director" is a Director who is not an employee of ours or RMR or its permitted successors or assigns, or, collectively (for purposes of this "Description of Common Stock" section), RMR, who is not involved in our day-to-day activities and who meets the qualifications of an independent director under the applicable rules of the principal securities exchange upon which our shares of common stock or other securities are listed for trading and the SEC, as those requirements may be amended from time to time. A "Managing Director" is a Director who has been an employee or officer of us or of RMR or involved in our day-to-day activities for at least one year prior to his or her election as a Director and who is not an Independent Director. Our Board of Directors may establish different or additional qualifications for our Independent Directors or Managing Directors. A majority of our Directors holding office must at all times be Independent Directors, except for temporary periods due to vacancies. If the number of our Directors, at any time, is set at less than five, at least one Director will be a Managing Director. So long as the number of our Directors is five or greater, at least two Directors must be Managing Directors.

        Our Charter divides our Board of Directors into three classes, with each class as nearly equal in number as possible. The term of the Directors who are members of Class I will continue until our 2023 annual meeting of stockholders and until their successors are elected and qualify, the initial term of the Directors who are members of Class II will continue until our 2021 annual meeting of stockholders and until their successors are elected and qualify, and the initial term of the Class III Directors will continue until our 2022 annual meeting of stockholders and until their successors are elected and qualified. At each annual meeting, stockholders are entitled to elect the successors of the class of Directors whose term expires at that meeting for a term continuing until our annual meeting of stockholders held in the third following year and until their successors are elected and qualify. Our stockholders are entitled to elect only one class of Directors each year.

        We believe that the classification of our Board of Directors will help to assure the continuity of our business strategies and policies. Our classified Board of Directors could have the effect of making the replacement of a majority of the incumbent Directors more time-consuming and difficult. At least two annual meetings of our stockholders will generally be required to effect a change in a majority of our Board of Directors.

        In uncontested elections, Directors are elected by a plurality of the votes cast in the election of directors; in a contested election, the election of Directors nominated by our Board of Directors requires the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast in such election, and the election of directors not previously approved by our Board of Directors requires the affirmative vote of stockholders entitled to cast at least 75% of the votes entitled to be cast in such election, in each case voting together as a single class. In the case of a failure to elect any Director at an annual meeting of our stockholders, the incumbent Director who was up for election at that meeting will hold over and continue to serve as a Director until the election and qualification of his or her successor. There is no cumulative voting in the election of our Directors.

        Subject to the provisions of any class or series of shares of our stock that hereafter may be created and are then outstanding, any vacancy as a result of any reason, including, without limitation, a vacancy caused by the death, resignation, retirement, removal or incapacity of any Director or resulting from an increase in the number of Directors, will be filled only by the affirmative vote of a majority of the Directors then remaining in office, even if the remaining Directors do not constitute a quorum, and any Director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which such vacancy occurred and until the election and qualification of his or her successor. Our

Charter provides that, subject to the provisions of any class or series of shares of stock of our company, a Director may be removed only for cause (as defined in our Charter) by the affirmative vote of stockholders entitled to cast at least 75% of all the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and Other Business

        Our Bylaws provide that nominations of individuals for election as Directors and proposals of other business to be considered at an annual meeting of our stockholders may be made only in our notice of the meeting, by or at the direction of our Board of Directors or by a stockholder (or group of stockholders) who is entitled to make nominations or proposals and has complied with the advance notice procedures and with ownership and other requirements set forth in our Bylaws.

        Under our Bylaws, a written notice of nominations of individuals for election as Directors or other matters to be considered at an annual meeting of our stockholders by one or more of our stockholders must be delivered to our Secretary at our principal executive offices not later than 5:00 p.m., Eastern time, on the 120th day nor earlier than the 150th day prior to the first anniversary of the date of our proxy statement for the preceding year's annual meeting; provided, however, that if the annual meeting is called for a date that is more than 30 days earlier or later than the first anniversary of the date of the preceding year's annual meeting, the notice must be delivered by not later than 5:00 p.m., Eastern time, on the 10th day following the earlier of the day on which (a) notice of the annual meeting is mailed or otherwise made available or (b) public announcement of the date of such annual meeting is first made by us. Neither the postponement or adjournment of an annual meeting, nor the public announcement of such postponement or adjournment, commences a new time period or extends any time period for the giving of a notice by one or more stockholders.

        Our Bylaws set forth procedures and requirements for submission of nominations of individuals for election as Directors and other proposals by our stockholders for consideration at an annual meeting of our stockholders. These procedures and requirements include, among other things:

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  requiring that each of the stockholders desiring to make a nomination or proposal of other business:

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  has continuously owned (as defined in our Bylaws) at least 3% of our outstanding shares of common stock entitled to vote in the election of Directors or on a proposal of such other business, as the case may be, for at least three years as of (a) the date of the giving of the notice of the proposed nomination or proposal of other business, (b) the record date for determining the stockholders entitled to vote at the meeting and (c) the time of the annual meeting (including any postponement or adjournment thereof);

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  holds a certificate or certificates representing the aggregate requisite number of shares of stock owned by such stockholder(s) as of the date of the giving of the notice, the record date for determining the stockholders entitled to vote at the meeting and the time of the annual meeting (including any postponement or adjournment thereof);

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  is entitled to make such nomination or propose such other business and to vote at the meeting on such election or proposal of other business; and

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  submits the nomination or proposal to our Secretary in accordance with the requirements of our Bylaws;

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  providing that the advance notice provisions in our Bylaws are the exclusive means for stockholders to make nominations for consideration at an annual meeting of our stockholders;

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  requiring that certain information and documentation be provided regarding any proposed nominee for election as a Director by the proposing stockholder(s);

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  requiring certain information be provided regarding any business other than the election of a Director by the proposing stockholder(s);

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  requiring certain information and documentation to be provided by the proposing stockholder(s) as to the proposing stockholder(s) and certain of its(their) affiliates; and

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  providing that the proposing stockholder(s) is(are) responsible for ensuring compliance with the advance notice provisions, that any responses of the stockholder(s) to any request for information will not cure any incompleteness, inaccuracy or failure in the notice of the proposing stockholder(s) and that neither we, nor our Board of Directors, any committee of our Board of Directors or any of our officers has any duty to request clarification or update information or to inform the proposing stockholder(s) of any defect in the notice of the proposing stockholder(s).

        Only the business brought before a special meeting pursuant to our notice of the meeting may be considered at a special meeting of stockholders. Under our Bylaws, nominations of individuals for election as Directors may be made at a special meeting of our stockholders at which Directors are to be elected pursuant to our notice of meeting, by or at the direction of our Board of Directors, or if there are no Directors and the special meeting is called by one or more of our officers for the election of successor Directors; provided, however, that nominations of individuals to serve as Directors at a special meeting may only be made by (1) the Board of Directors or our officers who called the special meeting of stockholders for the purpose of electing one or more Directors or (2) provided that our Board of Directors has determined that Directors will be elected at such special meeting, by one or more stockholders wishing to make a nomination who satisfy and comply with all of the timing and information requirements applicable to an annual meeting of stockholders. Under our Bylaws, in the event that our Board of Directors (or an officer of ours) calls a special meeting of our stockholders for the purpose of electing one or more Directors, stockholder(s) who meet(s) the requirements set forth in our Bylaws may nominate an individual or individuals (as the case may be) for election as a Director if the stockholder(s) provide(s) timely notice, in writing, to our Secretary at our principal executive offices, containing the information and following the procedures required by the advance notice provisions in our Bylaws, as described above for submitting nominations for consideration at an annual meeting of our stockholders. To be timely, such notice must be delivered not earlier than the 150th day prior to such special meeting and not later than 5:00 p.m., Eastern time, on the later of (i) the 120th day prior to such special meeting or (ii) the 10th day following the day on which public announcement is first made of the date of the special meeting and the nominees proposed to be voted on at the special meeting. Neither the postponement or adjournment of a special meeting, nor the public announcement of such postponement or adjournment, will commence a new time period for the giving of a notice by one or more stockholders.

Meetings of Stockholders

        A meeting of our stockholders for the election of Directors and the transaction of any business will be held annually on a date and at the time and place set by our Board of Directors. Our Chief Executive Officer, the chairman of our Board of Directors, our President or our Board of Directors may call a special meeting of our stockholders. Subject to the provisions of our Bylaws, a special meeting of our stockholders to act on any matter that may properly be brought before a meeting of our stockholders will be called by our Secretary upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast at the special meeting.

Action by Written Consent

        Our Charter provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting only by a unanimous written consent of stockholders entitled to vote on the action.

Limitation of Liability and Indemnification of Directors and Officers and Others

        The MGCL permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty by the director or officer that was established by a final judgment as being material to the cause of action adjudicated. Our Charter contains a provision which eliminates the liability of our Directors and officers to the maximum extent permitted by the MGCL.

        The MGCL requires us (unless our Charter were to provide otherwise, which our Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to or in which they may be made, or threatened to be made, a party or witness by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide indemnification if the following is established:

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  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

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  the director or officer actually received an improper personal benefit in money, property or services; or

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  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        In addition, under Maryland law, a Maryland corporation may not indemnify a director or officer in a suit by the corporation or in its right in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. Nevertheless, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that a personal benefit was improperly received, is limited to expenses.

        The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of the following:

  •
  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

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  a written undertaking by him or her, or on his or her behalf, to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

        Our Charter requires us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses in advance of a final disposition of a proceeding to, any present or former Director or officer of our company (including any predecessor of our company), any person who is or was serving at our request (including any predecessor of our company) as an officer, director, member, trustee, manager or partner of another person, SVC, RMR, The RMR Group Inc., or RMR Inc. and, together with SVC and RMR, collectively, the Other Indemnitees, and the respective trustees, directors and officers of the Other Indemnitees, unless, with respect to the Other Indemnitees and the respective trustees, directors and officers of the Other Indemnitees, there has been a final, nonappealable judgment entered by an arbiter determining that such person or entity acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that his, her or its conduct was unlawful. Except with respect to proceedings to enforce rights to indemnification, we are required to indemnify any person or entity described in this paragraph in connection with a proceeding initiated by him, her or it against us only if such proceeding was authorized by our Board of Directors. The rights to indemnification and to the advancement of expenses vest immediately upon an individual's election or appointment as a Director or officer or his or her designation as an Indemnitee (as such term is defined in our Charter).

        We have entered into indemnification agreements with our Directors and officers providing for rights to and procedures for indemnification by us to the maximum extent permitted by Maryland law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from service to us. We also maintain directors' and officers' liability insurance for our Directors and officers.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, officers or persons controlling us pursuant to the foregoing provisions of Maryland law and our Charter, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

Bylaws

        Our Charter and Bylaws provide that our Bylaws may be amended or repealed and new Bylaws adopted only by our Board of Directors.

Stockholder Liability

        Under the MGCL, a stockholder is generally not personally liable for the obligations of a Maryland corporation solely as a result of his or her status as a stockholder. Under our Charter, to the fullest extent permitted by Maryland law in effect from time to time, each stockholder is liable to us (and any of our subsidiaries or affiliates) for, and is required to indemnify and hold us (and any of our subsidiaries and affiliates) harmless from and against, all costs, expenses, penalties, fines or other amounts, including, without limitation, reasonable attorneys' and other professional fees, whether third party or internal, arising from a stockholder's breach of or failure to fully comply with any covenant, condition or provision of our Charter or Bylaws or any action by or against us (or any of our subsidiaries and affiliates) in which the stockholder is not the prevailing party, and shall pay such amounts on demand, together with interest on such amounts, which interest will accrue at the rate of interest provided in the Bylaws for indemnification amounts payable by a stockholder to any such indemnitee or, if the Bylaws do not provide for a rate of interest for any such amount, the lesser of 15% per annum compounded and the maximum amount permitted by law, in each case, from the date such costs or other amounts are incurred until the receipt of payment.

Business Opportunities

        Our Charter provides that we have the power, by resolution of our Board of Directors, to renounce any interest or expectancy of ours in, or being offered an opportunity to participate in, any business opportunity that is presented to us or one or more of our Directors or officers and that Directors shall have no obligation or duty to present any business opportunities to us that may become available to such Director or to affiliates of such Director. In addition, our Charter provides that, unless otherwise provided in a written agreement with us, notwithstanding any duty that might otherwise exist, it shall not be a breach of any duty or other obligation of any Director for the Director or an affiliate of such Director to engage in any outside business interests and activities in preference to or to the exclusion of us or to compete directly with us.

Quorum and Voting by Stockholders

        Whenever our stockholders are required or permitted to take any action by a vote, the action may be taken by a vote at a meeting of our stockholders at which a quorum is present. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum for the transaction of business at the meeting. Subject to any voting rights provided to holders of shares of another class or series of stock at any time outstanding and except as otherwise provided in our Charter, including with respect to amendments to our Charter and certain extraordinary actions described below under the heading "Merger, Conversion, Transfer or Other Disposition of Assets, etc.," the following matters, including the election of Directors, submitted by our Board of Directors to the stockholders for approval or otherwise voted upon by the stockholders, require the following vote by the stockholders, at a meeting of stockholders duly called and at which a quorum is present: (i) the election of any Managing Director or any Independent Director in an uncontested election, a plurality of all the votes cast by stockholders, voting together as a single class; (ii) any other election of a Director nominated by the Board of Directors, the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast on the election, voting together as a single class; (iii) any other matter that has been approved previously by the Board of Directors, a majority of all votes cast by stockholders, voting together as a single class; and (iv) any matter that has not been approved previously by the Board of Directors, the affirmative vote of stockholders entitled to cast at least 75% of all the votes entitled to be cast on the matter, voting together as a single class.

Business Combinations

        Under the MGCL, certain "business combinations" (including a merger, consolidation, statutory share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person that beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation's outstanding voting stock or an affiliate or associate of the corporation that, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation), or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must generally be recommended by the board of directors of the Maryland corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors of the Maryland corporation approved in advance the transaction by which the person otherwise would have become an interested stockholder.

        These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder.

Control Share Acquisitions

        The MGCL provides that a holder of "control shares" of a Maryland corporation acquired in a "control share acquisition" has no voting rights with respect to the control shares except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third; (B) one-third or more but less than a majority; or (C) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of issued and outstanding control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon the satisfaction of certain conditions (including an undertaking to pay expenses and making an "acquiring person statement" as described in the MGCL), may compel the directors of the Maryland corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an "acquiring person statement" as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or, if a meeting of stockholders is held at which the voting rights of such shares are considered and not approved, as of the date of such meeting. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

        The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) acquisitions approved or exempted by the charter or bylaws of the corporation.

        Our Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

        Subtitle 8 of Title 3 of the MGCL, or Subtitle 8, permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

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  a classified board;

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  a two-thirds vote requirement for removing a director;

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  a requirement that the number of directors be fixed only by vote of the directors;

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  a requirement that a vacancy on the board be filled only by the remaining directors, even if they do not constitute a quorum, and for the replacement director to serve for the remainder of the full term of the class of directors in which the vacancy occurred; and

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  a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

        We have elected in our Charter to be subject to the provision of Subtitle 8 providing that vacancies on our Board of Directors may be filled only by the remaining directors. Through other provisions in our Charter and Bylaws unrelated to Subtitle 8, we already (1) have a classified board; (2) require the affirmative vote of the holders of not less than 75% of all of the votes entitled to be cast in the election of directors for the removal of any Director, which removal will be allowed only for cause; (3) vest in our Board of Directors the exclusive power to fix the number of directorships; and (4) require, unless called by our Chief Executive Officer, the chairman of our Board of Directors, our President or the Board of Directors, the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast at such a meeting to call a special meeting of stockholders.

Amendments to our Charter

        Under the MGCL, a Maryland corporation generally may not amend its charter unless such action is first approved and declared advisable by the corporation's board of directors and then approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter. However, the MGCL allows a Maryland corporation's charter to set a lower percentage, so long as the percentage is not less than a majority of all the votes entitled to be cast on the matter. Under our Charter, amendments to our Charter may be made if first approved by our Board of Directors and, to the extent a stockholder vote is required under the MGCL, then approved by the affirmative vote of a majority of the votes entitled to be cast by our stockholders entitled to vote thereon, voting together as a single class. However, if the amendment is to reduce the percentage of outstanding shares of stock required to take any action (i.e., reducing a vote that requires two-thirds of all the votes entitled to be cast on the matter to a majority), such amendment will require the affirmative vote of holders of outstanding shares constituting not less than the voting requirement sought to be reduced (e.g., in the example set forth in the prior parenthetical, two-thirds of all the votes entitled to be cast on the matter).

Merger, Conversion, Transfer or Other Disposition of Assets, etc.

        Under the MGCL, a Maryland corporation generally may not merge, convert into another form of entity or transfer all or substantially all of its assets unless such action is first approved and declared advisable by the corporation's board of directors and then approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. The statute allows a Maryland corporation's charter to set a lower percentage, so long as the percentage is not less than a majority of all the votes entitled to be cast on the matter. Under our Charter, any merger, combination or consolidation of us with or into, or transfer of all or substantially all our assets to, another entity or conversion of us to another entity may be effected only if first approved by our Board of Directors and, to the extent a stockholder vote is required under the MGCL, then approved by the affirmative vote of a majority of the votes entitled to be cast by our stockholders entitled to vote thereon.

Regulatory Compliance and Disclosure

        Our Bylaws provide that any stockholder who, by virtue of such stockholder's ownership of our shares of stock or actions taken by the stockholder affecting us, triggers the application of any requirement or regulation of any federal, state, municipal or other governmental or regulatory body on us or any of our subsidiaries must promptly take all actions necessary and fully cooperate with us to ensure that such requirements or regulations are satisfied without restricting, imposing additional obligations on or in any way limiting the business, assets, operations or prospects of us or any of our subsidiaries. If the stockholder fails or is otherwise unable to promptly take such actions so as to cause satisfaction of such requirements or regulations, such stockholder shall promptly divest a sufficient number of our shares necessary to cause the application of such requirement or regulation to not apply to us or any of our subsidiaries. If the stockholder fails to cause such satisfaction or divest itself of such sufficient number of our shares by not later than the tenth day after triggering such requirement or regulation referred to in the Bylaws, then any of our shares beneficially owned by such stockholder at and in excess of the level triggering the application of such requirement or regulation shall, to the fullest extent permitted by law, be deemed to constitute shares held in violation of the ownership limitations set forth in our Charter. Also, our Bylaws provide that if the stockholder who triggers the application of any regulation or requirement fails to satisfy the requirements or regulations or to take curative actions within such ten-day period, we may take all other actions which our Board of Directors deems appropriate to require compliance or to preserve the value of our assets, and we may charge the offending stockholder for our costs and expenses as well as any damages which may result.

        Our Bylaws also provide that if a stockholder, by virtue of such stockholder's ownership of our shares of stock or its receipt or exercise of proxies to vote shares owned by other stockholders, would not be permitted to vote such stockholder's shares or exercise proxies for such shares in excess of a certain amount pursuant to applicable law but our Board of Directors determines that the excess shares or shares represented by the excess proxies are necessary to obtain a quorum, then such stockholder shall not be entitled to vote any such excess shares or proxies, and instead such excess shares or proxies may, to the fullest extent permitted by law, be voted by our management service provider or another person designated by our Board of Directors, in proportion to the total shares otherwise voted on such matter.

Disputes by Stockholders

        Our Charter and Bylaws provide that actions brought against us or any Director, officer, manager (including RMR or its successor), agent or employee of ours, by a stockholder, including derivative and class actions, shall, on the demand of any party to such dispute, be resolved through binding arbitration in accordance with the procedures set forth in our Charter and Bylaws.

Exclusive Forum Bylaw

        Our Bylaws currently provide that, unless the dispute has been referred to binding arbitration, the Circuit Court for Baltimore City, Maryland will be the sole and exclusive forum for: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim for breach of a duty owed by any director, officer, manager, agent or employee of ours to us or our stockholders; (3) any action asserting a claim against us or any director, officer, manager, agent or employee of ours arising pursuant to Maryland law or our Charter or Bylaws brought by or on behalf of a stockholder either on such stockholder's own behalf, on our behalf or on behalf of any series or class of our shares of stock or stockholders against us or any of our directors, officers, manager, agents or employees, including any claims relating to the meaning, interpretation, effect, validity, performance or enforcement of our

Charter or Bylaws; or (4) any action asserting a claim against us or any director, officer, manager, agent or employee of ours that is governed by the internal affairs doctrine of the State of Maryland. The exclusive forum provision of our Bylaws does not apply to any dispute that has been referred to binding arbitration in accordance with our Charter or Bylaws, and does not purport to establish exclusive jurisdiction in the Circuit Court for Baltimore City, Maryland for claims that arise under the Securities Act, the Exchange Act or other federal securities laws if there is exclusive or concurrent jurisdiction in the federal courts. Any person or entity purchasing or otherwise acquiring or holding any interest in our shares of common stock shall be deemed to have notice of and to have consented to the exclusive forum provisions of our Bylaws.

Anti-takeover effect of Certain Provisions of our Charter and Bylaws

        Provisions of our governing documents, including, for example, our restrictions on transfer and ownership of our shares of common stock, our classified Board of Directors, our stockholder voting rights and standards, the power of our Board of Directors to amend our Charter to increase or decrease the number of authorized shares of stock, to authorize us to issue additional shares of common stock or preferred stock and to classify or reclassify unissued shares of stock in certain circumstances without stockholder approval and our Director qualifications, could delay or prevent a change in control of us. The limitations in our Charter and Bylaws on the right of our stockholders to propose nominations of individuals for election as Directors or other proposals of business to be considered at meetings of our stockholders, including the compliance with disclosure requirements related thereto, may delay, defer or prevent our stockholders from making proposals that could be beneficial to our stockholders.

DIVIDEND POLICY

        We have never declared or paid any cash dividends on our capital stock, including our common stock. We do not anticipate declaring or paying any cash dividends on our capital stock, including our common stock, in the foreseeable future. Instead, we plan to retain any earnings to maintain and expand our existing operations. Any future determination to declare and pay cash dividends, if any, will be made at the discretion of our Board of Directors and will depend on a variety of factors, including applicable laws, our financial condition, results of operations, contractual restrictions, capital requirements, business prospects, general business or financial market conditions and other factors our Board of Directors may deem relevant.

 MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

        The following discussion is a summary of certain material U.S. federal income and estate tax considerations to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of shares of our common stock sold pursuant to this offering, but it does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, U.S. Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case, in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of shares of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of shares of our common stock.

        This discussion is limited to Non-U.S. Holders that hold shares of our common stock as a "capital asset" within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax considerations relevant to a Non-U.S. Holder's particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

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  U.S. expatriates and former citizens or long-term residents of the United States;

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  persons subject to the alternative minimum tax;

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  persons holding shares of our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

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  banks, insurance companies and other financial institutions;

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  brokers, dealers or traders in securities;

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  "controlled foreign corporations," "passive foreign investment companies," and corporations that accumulate earnings to avoid U.S. federal income tax;

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  partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

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  tax-exempt organizations or governmental organizations;

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  persons deemed to sell shares of our common stock under the constructive sale provisions of the Code;

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  persons who hold or receive shares of our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

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  tax-qualified retirement plans;

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  persons who own more than 5% (by vote or value, directly or constructively under the Code) of any class of our stock;

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  "qualified foreign pension funds" as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

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  persons subject to special tax accounting rules as a result of any item of gross income with respect to shares of our common stock being taken into account in an applicable financial statement.

        This discussion does not address the tax treatment of partnerships or other pass-through entities, or persons who hold shares of our common stock through partnerships or other pass-through entities, for U.S. federal income tax purposes. If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding shares of our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax considerations to them.

        THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

        For purposes of this discussion, a "Non-U.S. Holder" is any beneficial owner of shares of our common stock that is neither for U.S. federal income tax purposes a "United States person" nor an entity or arrangement treated as a partnership or entity disregarded from its owner. A United States person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

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  an individual who is a citizen or resident of the United States;

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  a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

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  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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  a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more "United States persons" (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

        As described in the section entitled "Dividend Policy," we do not anticipate declaring or paying any distributions to holders of shares of our common stock in the foreseeable future. However, if we do make distributions of cash or property on shares of our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder's adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under "—Sale or Other Taxable Disposition."

        Subject to the discussions below on effectively connected income, FATCA, and backup withholding, dividends paid to a Non-U.S. Holder of shares of our common stock will be subject to U.S. federal tax (which amount is generally collected through withholding) at a rate of 30% of the gross amount of the dividends or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate. A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

        If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States.

        Any dividends paid on shares of our common stock that are effectively connected with a Non-U.S. Holder's U.S. trade or business (and, if required by an applicable tax treaty, attributable to a permanent establishment or fixed base maintained in the United States) generally will be subject to U.S. federal income tax on a net income basis in the same manner as if such holder were a United States person. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

        Subject to the discussions below on backup withholding and FATCA, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of shares of our common stock unless:

  •
  the gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

  •
  the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

  •
  shares of our common stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

        If a Non-U.S. Holder is engaged in a trade or business in the United States and gain recognized by the Non-U.S. Holder on a sale or other disposition of shares of our common stock is effectively connected with the conduct of such trade or business (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable), the Non-U.S. Holder generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

        Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). There can be no assurances that we are not or will not become a USRPHC. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of shares of our common stock will not be subject to U.S. federal income tax if shares of our common stock are "regularly traded" (as defined by applicable U.S. Treasury Regulations) on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of shares of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder's holding period. Any Non-U.S. Holders that are permitted to own and will own more than 5% (by vote or value, directly or constructively under the Code) of the shares of our common stock should consult their tax advisors regarding the possible impact of our treatment as a USRPHC on the sale or other taxable disposition of their shares.

        A nonresident alien who is subject to U.S. federal income tax because such individual was present in the United States for 183 days or more in the taxable year of the taxable disposition of shares of our common stock will be subject to a flat 30% tax on the gain derived from such disposition, which may be offset by U.S. source capital loss. Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

        Payments of dividends on shares of our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on shares of our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of shares of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of shares of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting, provided certain documentation requirements are satisfied.

        Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding and Information Reporting Requirements

        Sections 1471 through 1474 of the Code and related U.S. Treasury Regulations, together with other U.S. Treasury Department or IRS guidance issued thereunder, and intergovernmental agreements, legislation, rules and other official guidance adopted pursuant to such intergovernmental agreements, or FATCA, generally impose a U.S. federal withholding tax of 30% on payments to certain non-U.S. entities (including certain intermediaries), including dividends on shares of our common stock and (subject to the proposed U.S. Treasury Regulations discussed below) gross proceeds from the sale or other taxable disposition of, shares of our common stock paid to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Code), unless (a) the foreign financial institution undertakes certain diligence and reporting obligations, (b) the non-financial foreign entity either certifies it does not have any "substantial United States owners" (as defined in the Code) or furnishes identifying information regarding each substantial United States owner or (c) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (a) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain "specified United States persons" or "United States owned foreign entities" (each as defined in the Code), annually report certain information about such accounts and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

        Under the applicable U.S. Treasury Regulations, withholding under FATCA generally will apply to payments of dividends on shares of our common stock. While withholding under FATCA would have originally included payments of gross proceeds from the sale or other taxable disposition of such shares on or after January 1, 2019, proposed U.S. Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Withholding agents generally may rely on these proposed U.S. Treasury Regulations until final U.S. Treasury Regulations are issued.

        Prospective investors should consult their own tax advisors regarding the possible impact of these rules on their investment in shares of our common stock, and the possible impact of these rules on the entities through which they hold shares of our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of this 30% withholding tax under FATCA.

U.S. Federal Estate Tax

        Shares of our common stock owned or treated as owned by an individual who is not a citizen or a resident of the United States (as defined for U.S. federal estate tax purposes) at the time of death generally will be included in the individual's gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax unless an applicable tax treaty provides otherwise. An estate tax credit may be available to reduce the estate tax liability of the estate of an individual who is not a citizen or resident of the United States, but the estate tax credit for a non-citizen non-resident is generally much smaller than the applicable credit for computing the estate tax of a United States citizen or resident. Similarly, deductions for certain expenses (including foreign taxes) may be available to reduce the overall estate tax liability. An individual who is not a citizen or a resident of the United States should consult his or her personal tax advisor regarding the United States federal estate tax consequences of owning shares of our common stock.

UNDERWRITING

        Citigroup Global Markets Inc., BMO Capital Markets Corp., B. Riley FBR, Inc. and BTIG, LLC are acting as joint book-running managers and Citigroup Global Markets Inc. is acting as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of shares set forth opposite the underwriter's name.

Underwriter	Number of Shares
Citigroup Global Markets Inc.	4,270,000
BMO Capital Markets Corp.	762,500
B. Riley FBR, Inc.	762,500
BTIG, LLC	305,000

Total	6,100,000

        The underwriters are offering shares of our common stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers' certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters are obligated to purchase all the shares of our common stock (other than those covered by the option to purchase additional shares of our common stock described below) if they purchase any of the shares.

        Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount from the public offering price not to exceed $0.5040 per share. If all the shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

        We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 915,000 additional shares of our common stock at the public offering price less the underwriting discount. To the extent the option to purchase additional shares is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter's initial purchase commitment. Any shares issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.

        In connection with the offering, we have agreed that we will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or would reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by us or our executive officers or any of our controlled affiliates), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the regulations thereunder with respect to, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this prospectus supplement, other than the shares which are to be sold pursuant to this offering and shares of our common stock issued or to be issued pursuant to our Equity Compensation Plan.

        In connection with the offering, each of our executive officers and Directors and SVC and RMR have entered into lock-up agreements with Citigroup Global Markets Inc., as representative of the underwriters. The agreements provide for certain restrictions with respect to dispositions or hedging of shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock for a period of 180 days after the date of this prospectus supplement, subject to limited exceptions for transfers such as bona fide gifts, by intestate succession or operation of law or to immediate family members or to a trust, partnership, limited liability company or other entity for the direct or indirect benefit of such lock-up signatory or members of the lock-up signatory's immediate family, provided that any such transfer shall not involve a disposition for value. Citigroup Global Markets Inc., in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice.

        Our common stock is listed on the Nasdaq Global Select Market under the symbol "TA."

        The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares of our common stock.

	Paid by Us
	No Exercise	Full Exercise
Per share	$0.84	$0.84
Total	$5,124,000	$5,892,600

        We estimate that our total expenses relating to this offering, excluding the underwriting discounts and commissions, will be approximately $700,000. We have agreed to reimburse the underwriters for the reasonable fees and disbursements of counsel for the underwriters in connection with the review, if any, by the Financial Industry Regulatory Authority.

        In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, and stabilizing purchases.

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  Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

  •
  "Covered" short sales are sales of shares in an amount up to the number of shares represented by the underwriters' option to purchase additional shares of our common stock.

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  "Naked" short sales are sales of shares in an amount in excess of the number of shares represented by the underwriters' option to purchase additional shares of our common stock.

  •
  Covering transactions involve purchases of shares either pursuant to the option to purchase additional shares of our common stock or in the open market after the distribution has been completed in order to cover short positions.

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  To close a naked short position, the underwriters must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

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  To close a covered short position, the underwriters must purchase shares in the open market after the distribution has been completed or must exercise the option to purchase additional shares of our common stock. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option.

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  Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

        Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the Nasdaq Global Select Market, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        Prior to purchasing the common stock being offered pursuant to this prospectus supplement and the accompanying prospectus, on June 30, 2020, one of the underwriters purchased, on behalf of the syndicate, 50,000 shares of our common stock at an average price of $15.3741 per share in stabilizing transactions.

        The underwriters have performed commercial banking, investment banking and advisory services for us, SVC and RMR and their respective affiliates from time to time for which they have received customary fees and reimbursement of expenses. The underwriters may, from time to time, engage in transactions with and perform services for us and SVC and RMR and their respective affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In addition, affiliates of some of the underwriters are lenders, and in some cases agents or managers for the lenders, under our credit facility.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to this offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of our common stock may only be made to persons, or the Exempt Investors, who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer our common stock without disclosure to investors under Chapter 6D of the Corporations Act.

        Our common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring our common stock must observe such Australian on-sale restrictions.

        This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. This prospectus supplement and the accompanying prospectus do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Canada

        Our common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the People's Republic of China

        This prospectus supplement and the accompanying prospectus may not be circulated or distributed in the People's Republic of China, or the PRC, and our common stock which is the subject of this prospectus supplement and the accompanying prospectus may not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Notice to Prospective Investors in the European Economic Area and the United Kingdom

        In relation to the Member States of the European Economic Area and the United Kingdom (each, a "Relevant State"), no offer of shares of our common stock which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus to the public may be made in that Relevant State other than:

  •
  to any legal entity that is a qualified investor as defined in the Prospectus Regulation;

  •
  to fewer than150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the relevant representative or representatives nominated by us for any such offer; or

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  in any other circumstances falling within Article 1(4) of the Prospectus Regulation.

provided that no such offer of shares of our common stock described in this prospectus supplement and the accompanying prospectus shall result in a requirement for the publication of a prospectus, by us or any of the underwriters, pursuant to Article 3 of the Prospectus Regulation.

        Each purchaser of shares of our common stock described in this prospectus supplement located within a Relevant State will be deemed to have represented, acknowledged and agreed that it is a "qualified investor" within the meaning of the Prospectus Regulation.

        For purposes of this provision, the expression an "offer to the public" in relation to the shares of our common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe to the shares and the expression "Prospectus Regulation" means Regulation (EU) 2017/1129.

        We and the underwriters have not authorized and do not authorize the making of any offer of shares of our common stock through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the shares as contemplated in this prospectus supplement and the accompanying prospectus. Accordingly, no purchaser of the shares of our common stock, other than the underwriters, is authorized to make any further offer of the shares on behalf of us or the underwriters.

Notice to Prospective Investors in France

        Neither this prospectus supplement, the accompanying prospectus nor any other offering material relating to the shares of our common stock described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares of our common stock have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement, the accompanying prospectus nor any other offering material relating to the shares has been or will be:

  •
  released, issued, distributed or caused to be released, issued or distributed to the public in France; or

  •
  used in connection with any offer for subscription or sale of the shares to the public in France.

        Such offers, sales and distributions will be made in France only:

  •
  to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d'investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

  •
  to investment services providers authorized to engage in portfolio management on behalf of third parties; or

  •
  in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l'épargne).

        The shares of our common stock may be resold directly or indirectly in France, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier and applicable regulations thereunder.

Notice to Prospective Investors in Hong Kong

        The shares of our common stock have not been and will not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong); and no advertisement, invitation or document relating to the shares of our common stock has been or will be issued or has been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of our common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

        The shares of our common stock offered in this prospectus supplement and the accompanying prospectus have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended). The shares of our common stock have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan (including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

        This prospectus supplement and the accompanying prospectus have not been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, by the Monetary Authority of Singapore, or MAS, and the offer of the shares of our common stock in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of our common stock may not be circulated or distributed, nor may the shares of our common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA, or an Institutional Investor, pursuant Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA, or an Accredited Investor, or other relevant person as defined in Section 275(2) of the SFA, or a Relevant Person, and pursuant to Section 275(1) of the SFA, or any person pursuant to an offer referred to in Section 275(1A) of the SFA, in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

        Where the shares of our common stock are subscribed or purchased under Section 275 of the SFA by a Relevant Person which is:

  •
  a corporation (which is not an Accredited Investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

  •
  a trust (where the trustee is not an Accredited Investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

    securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of our common stock pursuant to an offer made under Section 275 of the SFA except:

  •
  to an Institutional Investor or an Accredited Investor or other Relevant Person, or to any person arising from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

  •
  where no consideration is or will be given for the transfer; or

  •
  where the transfer is by operation of law.

        Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the shares are "prescribed capital markets products" (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and "Excluded Investment Products" (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in South Korea

        Our common stock may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in South Korea or to any resident of South Korea except pursuant to the applicable laws and regulations of South Korea, including the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. Our common stock has not been registered with the Financial Services Commission of South Korea for public offering in South Korea. Furthermore, our common stock may not be re-sold to South Korean residents unless the purchaser of our common stock complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with such purchase.

Notice to Prospective Investors in Switzerland

        The shares of our common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of our common stock or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to this offering, us or the shares of our common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares of our common stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of shares of our common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares of our common stock.

Notice to Prospective Investors in Taiwan

        Our common stock has not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of our common stock in Taiwan.

Notice to Prospective Investors in United Arab Emirates

  UAE

        The offering contemplated hereunder has not been approved or licensed by the Central Bank of the United Arab Emirates, or the UAE, the Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority, or the DFSA, a regulatory authority of the Dubai International Financial Centre, or the DIFC. This offering does not constitute a public offer of our common stock in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, or otherwise. Our common stock may not be offered to the public in the UAE and/or any of the free zones. Our common stock may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.

  Dubai International Financial Centre

        This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the DFSA. This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. This prospectus supplement and the accompanying prospectus must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein or therein and has no responsibility for this prospectus supplement and the accompanying prospectus. Our shares of our common stock to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of shares of our common stock offered should conduct their own due diligence on our common stock. If you do not understand the contents of this prospectus supplement and the accompanying prospectus, you should consult an authorized financial advisor.

Notice to Investors in the United Kingdom

        The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the shares of our common stock offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom's Financial Services and Markets Act 2000, as amended, or the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Financial Promotion Order), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as "relevant persons"). In the United Kingdom, the shares of our common stock offered hereby are only available to, and any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or any of their contents.

        Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the shares of our common stock may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us.

        All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

        Certain legal matters with respect to Maryland law in connection with the validity of the shares of common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Venable LLP. Certain other legal matters in connection with the offering under this prospectus supplement and the accompanying prospectus will be passed upon for us by Ropes & Gray LLP. Sidley Austin LLP is acting as counsel to the underwriters.

EXPERTS

        The consolidated financial statements of TravelCenters of America Inc. as of December 31, 2019, and 2018 and for each of the years in the two-year period ended December 31, 2019, and the effectiveness of internal control over financial reporting as of December 31, 2019, incorporated by reference in this prospectus supplement from the TravelCenters of America Inc. Annual Report on Form 10-K for the year ended December 31, 2019, have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon, incorporated herein by reference, and have been incorporated in this prospectus supplement and the registration statement, of which it is part, in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file periodic reports, proxy statements and other information with the SEC as required by the Exchange Act. You can review our electronically filed reports, proxy and information statements, and other information regarding us on the SEC's Internet site at http://www.sec.gov. The information contained on the SEC's website (other than our SEC filings expressly incorporated by reference herein) is expressly not incorporated by reference into this prospectus supplement or the accompanying prospectus.

        Our principal executive offices are located at 24601 Center Ridge Road, Westlake, Ohio 44145, and our telephone number is (440) 808-9100. Our website is www.ta-petro.com. Our website, and the information contained on it or that can be accessed through it (other than the specified SEC filings incorporated by reference in this prospectus supplement or the accompanying prospectus), are not part of this prospectus supplement or the accompanying prospectus.

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain summaries of provisions of certain documents that we have filed with the SEC, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part. If any contract, agreement or other document is filed or incorporated by reference as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus supplement information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we filed with the SEC. The information relating to us contained in this prospectus supplement should be read together with the information in the documents incorporated by reference.

        We incorporate by reference, as of their respective dates of filing, the documents listed below:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 25, 2020;

  •
  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as filed with the SEC on May 5, 2020;

  •
  Our Current Reports on Form 8-K, as filed with the SEC on March 2, 2020, March 4, 2020, May 22, 2020 and June 26, 2020 (only with respect to Item 5.03 and Exhibit 3.1 thereto);

  •
  The information identified as incorporated by reference under Items 10, 11, 12, 13 and 14 of Part III of our Annual Report on Form 10-K for the year ended December 31, 2019, from our Definitive Proxy Statement for our 2020 Annual Meeting of Stockholders filed on April 2, 2020; and

  •
  The description of our common stock contained in Amendment No.1 to our Registration Statement on Form 8-A filed with the SEC on August 1, 2019.

        We are also incorporating by reference additional documents we may file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering, other than any portion of the respective filings furnished, rather than filed, under applicable SEC rules, including under Items 2.02 and 7.01 (and any related Item 9.01) of Form 8-K. These additional documents, if any, will be deemed to be incorporated by reference into this prospectus supplement from the date of any such filings. References to documents incorporated by reference in this prospectus supplement or the accompanying prospectus shall also include documents that are deemed to be incorporated by reference as well.

        The information incorporated by reference is considered to be part of this prospectus supplement and information that we file later with the SEC and incorporate by reference in this prospectus supplement will automatically update and supersede this previously filed information, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus supplement but not delivered herewith. We will provide such reports or documents upon written or oral request, at no cost to the requestor. Requests for incorporated reports or documents must be made to:

        TravelCenters of America Inc.
Two Newton Place, 255 Washington Street, Suite 300
Newton, Massachusetts 02458
Attention: Secretary
Telephone: (440) 808-9100

 WARNING CONCERNING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein contain statements that constitute forward-looking statements within the meaning of the private securities litigation reform act of 1995 and other federal securities laws. Also, whenever we use words such as "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements as a result of various factors. Among others, the forward-looking statements which appear in this prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein that may not occur include:

  •
  Our expectations about our and the trucking industry's ability to operate through the COVID-19 pandemic and current economic conditions.

  •
  The duration and severity of the economic downturn resulting from the COVID-19 pandemic and its impact on us and our customers, suppliers and other stakeholders.

  •
  Our operating results for the twelve months ended March 31, 2020, reflect certain improvements such as increases in fuel sales volume and fuel gross margin, as compared to the same periods in 2019. This may imply that we will increase or maintain these improvements and that we will be profitable in the future. However, certain of these improvements resulted from unique items that may not occur in the future, such as an increase in fuel gross margin in March 2020 as both diesel fuel and gasoline costs declined as a result of a more favorable fuel purchasing environment due to a reduction in demand. In addition, customer demand and competitive conditions, among other factors, may significantly impact our fuel sales volume and the costs of our fuel products may increase in the future because of inflation or other reasons. If fuel sales volume declines, if we are not able to pass increases in fuel costs to our customers, our fuel sales volume or our fuel gross margin may decline. In fact, since we became a public company in 2007, we have been able to produce only occasional profits and we have accumulated significant losses. We may be unable to produce future profits and our losses may increase.

  •
  We experienced increased fuel sales volume in March 2020 a result of the COVID-19 pandemic. These statements may imply that we will continue to recognize increases in fuel sales volume and fuel gross margin. However, as the initial demand for business and household products that arose in response to the COVID-19 pandemic and government protective measures abates, we expect the demand for diesel fuel will decline as a result of fewer goods being transported across the United States and the resulting declines in truck driving mileage if the current economic conditions continue or worsen. In addition, due to the governmental stay-in-place orders, social distancing and other reductions in activity, demand for gasoline has declined and is expected to remain at depressed levels during the duration of the current economic downturn.

  •
  We expect to recognize annual cost savings of approximately $13.1 million and incur one-time costs of approximately $4.2 million as a result of our Reorganization Plan. However, we may not realize or maintain the cost savings we expect and the costs we incur to implement and execute our Reorganization Plan may be greater than we expect.

  •
  We have made acquisitions and developed new locations, and we may make acquisitions and develop new locations in the future or add sites through franchising. Managing and integrating acquired, developed or franchised locations can be difficult, time consuming and/or more expensive than anticipated and involve risks of financial losses. We may not operate our acquired or developed locations as profitably as we expect. In addition, acquisitions or property development may subject us to greater risks than our continuing operations, including the assumption of unknown liabilities.

  •
  Our belief is that, as of the date of this prospectus supplement, we have sufficient financial resources to fund operations for the foreseeable future. The COVID-19 pandemic has significantly and negatively impacted the U.S. economy; if the current economic conditions continue for a sustained period or worsen, our business, results of operations and financial condition may be materially and adversely impacted, which may result in our not having sufficient financial resources for the foreseeable future.

  •
  We expect to expand our network of travel centers by entering into new franchise agreements and through acquisitions. However, these franchise arrangements are subject to conditions and these franchise arrangements may not occur or may be delayed, and the terms of the arrangements may change. In addition, acquisition opportunities may not occur or may subject us to greater risks than anticipated.

  •
  We have entered into an agreement to purchase a parcel of land. However, this agreement is subject to conditions; as a result, this acquisition may not occur, may be delayed or its terms may change.

  •
  We have a credit facility with a current maximum availability of $200.0 million. The availability of this maximum amount is subject to limits based on our qualified collateral, including our eligible cash, accounts receivable, inventory, equipment and intangible assets, that varies in amount from time to time. Accordingly, our borrowing and letter of credit availability at any time may be less than $200.0 million. At March 31, 2020, based on our eligible collateral at that date, our borrowing and letter of credit availability was $141.8 million, of which we had used $18.1 million for outstanding letters of credit. The maximum amount available under the credit facility may be increased to $300.0 million, the availability of which is subject to limits based on our available collateral and lender participation. However, if we do not have sufficient collateral or if we are unable to identify lenders willing to increase their commitments or join our credit facility, we may not be able to increase the size of our credit facility or the availability of borrowings when we may want or need to do so.

  •
  We have reduced our capital expenditure budget for 2020 to approximately $62.0 million, largely focused on maintenance and essential items. However, unexpected capital expenditure needs may arise. Further, the capital expenditures we plan to make may cost more than expected. As a result, our 2020 capital expenditures may exceed budget. In addition, to the extent we defer capital expenditures, the scope and cost for those expenditures may be greater in the future.

  •
  We entered into a multi-unit franchise agreement with IHOP to rebrand and convert up to 94 of our full service restaurants to IHOP restaurants. However, we are only obligated to convert the initial 20 full service restaurants to IHOP with the remaining conversions at our discretion. We may fail to convert those 20 initial restaurants and may determine not to convert some or all of the remaining 74 restaurants. The timing and costs for these conversions may exceed our expectations, and we may fail to complete these conversions in accordance with the schedule, or at all. In addition, we may not realize the return on investment we are anticipating, and we may incur losses with respect to these conversions. Due to the COVID-19 pandemic, we and IHOP have agreed to delay the rebranding schedule by one year.

  •
  We may finance or sell unencumbered real estate that we own. However, we do not know the extent to which we can monetize our existing unencumbered real estate or what the terms of any such financing or sale would be.

        These and other unexpected results may be caused by various factors, some of which are beyond our control, including:

  •
  The site locations we may acquire may not generate increased operating income or it may take longer than we expect for any such sites to become profitable, if at all.

  •
  Continued improved fuel efficiency of motor vehicle engines and other fuel conservation and alternative fuel practices and sources employed or used by our customers and alternative fuel technologies or other means of transportation that may be developed and widely adopted in the future may continue to reduce the demand for the fuel that we sell and may adversely affect our business.

  •
  Competition within the travel center, truck repair and restaurant industries may adversely impact our financial results. Our business requires substantial amounts of working capital and our competitors may have greater financial and other resources than we do.

  •
  Future increases in fuel prices may reduce the demand for the products and services that we sell.

  •
  Future fuel price increases, fuel price volatility or other factors may cause us to need more working capital to maintain our inventory and carry our accounts receivable at higher balances than we now expect and the general availability of, demand for and pricing of motor fuels may change in ways which lower the profitability associated with our selling motor fuels.

  •
  Our suppliers may be unwilling or unable to maintain the current credit terms for our purchases. If we are unable to purchase goods on reasonable credit terms, our required working capital may increase and we may incur material losses. Also, in times of rising fuel and nonfuel prices, our suppliers may be unwilling or unable to increase the credit amounts they extend to us, which may increase our working capital requirements. The availability and the terms of any additional credit we may be able to obtain are uncertain.

  •
  Most of our trucking company customers transact business with us by use of fuel cards issued by third party fuel card companies. Fuel card companies facilitate payments to us and charge us fees for these services. The fuel card industry has only two significant participants. We believe almost all trucking companies use only a single fuel card provider and have become increasingly dependent upon services provided by their respective fuel card provider to manage their fleets. Continued lack of competition among fuel card companies may result in future increases in our transaction fee expenses or working capital requirements, or both.

  •
  Our labor costs may continue to increase in response to business and market demands and conditions, business opportunities or pursuant to legal requirements.

  •
  The costs we have incurred and expect to incur to support our planned growth may exceed any increased revenue we may receive from this growth or result in our returns on these investments being less than we expect.

  •
  Fuel supply disruptions may occur, which may limit our ability to purchase fuel for resale.

  •
  If trucking companies are unable to satisfy market demands for transporting goods or if the use of other means of transporting goods increases, the trucking industry may experience reduced business, which would negatively affect our business, results of operations and liquidity.

  •
  Trucking companies have incurred, and may incur additional, increased labor costs to retain and hire truck drivers, which may reduce the amount these companies are willing to pay for our services.

  •
  Compliance with, and changes to, federal, state and local laws and regulations, including those related to tax, employment and environmental matters, accounting rules and financial reporting standards, payment card industry requirements and similar matters may increase our operating costs and reduce or eliminate our profits.

  •
  We are routinely involved in litigation. Discovery during litigation and court decisions often have unanticipated results. Litigation is usually expensive and can be distracting to management. We cannot be sure of the outcome of any of the litigation matters in which we are or may become involved.

  •
  Acts of terrorism, geopolitical risks, wars, public health crises, such as the ongoing COVID-19 pandemic, or other man made or natural disasters beyond our control may adversely affect our financial results.

  •
  Although we believe that we benefit from our relationships with our related parties, including SVC, RMR and others affiliated with them, actual and potential conflicts of interest with related parties may present a contrary perception or result in litigation, and the benefits we believe we may realize from the relationships may not materialize.

        Results that differ from those stated or implied by our forward-looking statements may also be caused by various changes in our business or market conditions as described more fully in this prospectus supplement, our Annual Report on Form 10-K for the year ended December 31, 2019, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, under the caption "Risk Factors." You should also read carefully these documents and those that we file subsequently with the SEC.

        You should not place undue reliance upon forward-looking statements. Except as required by law, we undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise.

PROSPECTUS

TRAVELCENTERS OF AMERICA LLC

COMMON SHARES
PREFERRED SHARES
DEBT SECURITIES
WARRANTS

$500,000,000

        This prospectus relates to common shares, preferred shares (including convertible preferred shares), debt securities (including convertible debt securities) and warrants for debt and equity securities which we may sell from time to time in one or more offerings up to an aggregate public offering price of $500,000,000. We may sell these securities to or through underwriters, directly to investors or through agents. We will specify the amounts and terms of the securities and the names of any underwriters or agents in supplements to this prospectus. You should read this prospectus and each supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

        Our common shares are listed on The Nasdaq Stock Market LLC, or the Nasdaq, under the symbol "TA." Our 8.25% Senior Notes due 2028 are listed on the Nasdaq under the symbol "TANNI." Our 8.00% Senior Notes due 2029 are listed on the Nasdaq under the symbol "TANNL." Our 8.00% Senior Notes due 2030 are listed on the Nasdaq under the symbol "TANNZ." If any other securities offered by this prospectus will be listed on a securities exchange, such listing will be described in the applicable prospectus supplement.

        Investment in our securities involves risks, including those described under "Risk Factors" beginning on page 4 of this prospectus. You should carefully read and consider these risk factors and the risk factors included in the reports that we file under the Securities Exchange Act of 1934, as amended, in any prospectus supplement relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 26, 2018.

ABOUT THIS PROSPECTUS	1
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	1
PROSPECTUS SUMMARY	3
RISK FACTORS	4
USE OF PROCEEDS	4
RATIO OF EARNINGS TO FIXED CHARGES	4
DESCRIPTION OF THE COMMON SHARES AND PREFERRED SHARES WE MAY OFFER	5
DESCRIPTION OF THE DEBT SECURITIES WE MAY OFFER	7
DESCRIPTION OF THE WARRANTS WE MAY OFFER	16
DESCRIPTION OF CERTAIN PROVISIONS OF DELAWARE LAW, OUR LLC AGREEMENT AND OUR BYLAWS	18
PLAN OF DISTRIBUTION	29
LEGAL MATTERS	30
EXPERTS	31
WHERE YOU CAN FIND MORE INFORMATION	31
WARNING CONCERNING FORWARD LOOKING STATEMENTS	31

i

 ABOUT THIS PROSPECTUS

        References in this prospectus to "we," "us," "our," "TA," or the "Company" mean TravelCenters of America LLC and its consolidated subsidiaries, unless the context otherwise requires.

        This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using the "shelf" registration process. Under this shelf registration process, we may sell common shares, preferred shares (including convertible preferred shares), debt securities (including convertible debt securities) and warrants for debt and equity securities from time to time in one or more offerings up to an aggregate public offering price of $500,000,000.

        This prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time we offer, issue or sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the amounts and terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the headings "Where You Can Find More Information" and "Incorporation of Certain Information By Reference." If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement.

        You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer of the securities in any jurisdiction where it is unlawful. You should assume that the information in this prospectus and any applicable prospectus supplement, as well as the information in any document incorporated or deemed to be incorporated into this prospectus and any applicable prospectus supplement, is accurate only as of the date of the documents containing the information.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we filed with the SEC. The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.

        We incorporate by reference, as of their respective dates of filing, the documents listed below:

  (a)
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed on February 28, 2018, as amended by Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed on March 6, 2018;

  (b)
  Our Current Reports on Form 8-K filed on February 26, 2018 and March 16, 2018;

  (c)
  The information identified as incorporated by reference under Items 10, 11, 12, 13 and 14 of Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, from our definitive proxy statement for our 2018 annual meeting of shareholders filed on March 16, 2018; and

  (d)
  The description of our common shares contained in our Registration Statement on Form 8-A filed June 30, 2016, including any amendments or reports filed for the purpose of updating that description (File No. 001-33274).

        We are also incorporating by reference additional documents we may file under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (i) after the date of the initial registration statement and prior to effectiveness of the registration statement and (ii) after the date of this prospectus and prior to the termination of the offering, other than any portion of the respective filings furnished, rather than filed, under applicable SEC rules. This additional information is a part of this prospectus from the date of filing for those documents.

        The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC and incorporate by reference in this prospectus will automatically update and supersede this previously filed information, including information in previously filed documents or reports that have been incorporated by reference into this prospectus. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus but not delivered herewith. We will provide such reports or documents upon written or oral request, at no cost to the requestor. Requests for incorporated reports or documents must be made to:

  TravelCenters of America LLC
  24601 Center Ridge Road, Suite 200
  Westlake, Ohio 44145-5639
  Attention: Secretary
  Telephone: (440) 808-9100.

 PROSPECTUS SUMMARY

        You should read the following summary together with the more detailed information regarding our Company and the securities being registered appearing elsewhere in this prospectus.

The Company

        We are a leading operator and franchisor of travel centers under the "TravelCenters of America," "TA" and related brand names, or the TA brand, and the "Petro Stopping Centers" and "Petro" brand names, or the Petro brand, primarily along the United States, or U.S., interstate highway system. At December 31, 2017, we operated and franchised 256 travel centers, 233 standalone convenience stores and 49 standalone restaurants. Our customers include trucking fleets and their drivers, independent truck drivers, highway and local motorists and casual diners. We also collect rents, royalties and other fees from our tenants and franchisees.

        Our travel centers offer a broad range of products and services, including diesel fuel and gasoline as well as nonfuel products and services such as truck repair and maintenance services, full service restaurants, quick service restaurants, or QSRs, and various customer amenities.

        We operate our convenience stores primarily under the "Minit Mart" brand name, or the Minit Mart brand. Our convenience stores offer gasoline as well as a variety of nonfuel products and services, including coffee, groceries, some fresh foods and, in many stores, a QSR and/or car wash. We also operate standalone restaurants primarily under the "Quaker Steak & Lube," or QSL, brand name.

Corporate Information

        We are a limited liability company formed under Delaware law. Our principal executive offices are located at 24601 Center Ridge Road, Suite 200, Westlake, OH 44145-5639, and our telephone number is (440) 808-9100. Our internet website addresses are www.ta-petro.com, www.minitmart.com and www.thelube.com. The content of our website and any information that is linked to our website (other than our filings with the SEC that are expressly incorporated by reference, as set forth under "Incorporation of Certain Information By Reference") is not incorporated by reference into this prospectus, and you should not consider it a part of this prospectus.

 RISK FACTORS

        Investing in our securities involves a high degree of risk that may result in a loss of all or part of your investment. You should carefully review the risk factors contained under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2017, and any risk factors that we may describe in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or Annual Reports on Form 10-K filed subsequent to our Annual Report on Form 10-K for the year ended December 31, 2017, which risk factors are incorporated by reference into this prospectus; the information contained under the heading "Warning Concerning Forward Looking Statements" in this prospectus or under any similar heading in any applicable prospectus supplement or in any document incorporated herein or therein by reference; any specific risk factors discussed under the caption "Risk Factors" in any applicable prospectus supplement or in any document incorporated herein or therein by reference; and the other information contained in, or incorporated by reference into, this prospectus or any applicable prospectus supplement before making an investment decision. If any such risks occur, our business, financial condition or results of operations could be materially harmed, the market price of our securities could decline and you could lose all or part of your investment.

USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the net proceeds from the sale of the securities that we may offer under this prospectus and any accompanying prospectus supplement will be used for general business purposes, including acquisitions and construction of additional travel centers, convenience stores and standalone restaurants, funding capital improvements to our travel centers, convenience stores and standalone restaurants and other expansion activities. We will set forth in a prospectus supplement relating to a specific offering any intended use for the net proceeds received from the sale of securities in that offering. We will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of securities. We may invest the net proceeds temporarily until we use them for their stated purpose.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. As of the date of this prospectus we have, and during all the periods presented we have had, no preferred shares outstanding; accordingly, we were not required to pay, and we have not declared or paid, any preferred share dividends for the periods set forth below.

	Years Ended December 31,
	2017(2)	2016(2)	2015	2014	2013
Ratio of Earnings to Fixed Charges(1)	0.42	0.94	1.41	2.02	1.01

(1)
For purposes of calculating the ratio of earnings to fixed charges, fixed charges are calculated by adding (a) interest expensed or capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness and (c) an estimate of interest within the amount we record as real estate rental expense. We estimate that one third of our real estate rental expense approximates the interest component of our operating leases. Earnings are calculated by (a) adding (i) pretax income or loss from continuing operations, (ii) income from equity investees and noncontrolling interests, (iii) distributions received from equity investees, (iv) fixed charges and (v) amortization of capitalized interest and then (b) subtracting interest capitalized.

(2)
For each of the fiscal years ended December 31, 2017 and December 31, 2016, earnings were inadequate to cover fixed charges. The amounts of the coverage deficiencies were $71,707,000 for the fiscal year ended December 31, 2017 and $7,493,000 for the fiscal year ended December 31, 2016.

 DESCRIPTION OF THE COMMON SHARES AND PREFERRED SHARES WE MAY OFFER

        The following descriptions, together with the additional information included in any applicable prospectus supplements, summarize certain material terms and provisions of our limited liability company interests (which we refer to as common shares) and any preferred shares that we may issue. Because this is a summary, it does not contain all of the information that may be important to you. Please refer to our Amended and Restated Limited Liability Company Agreement, or our LLC agreement, and our Amended and Restated Bylaws, or our bylaws, each of which is incorporated by reference into the registration statement of which this prospectus is a part and this summary is qualified entirely thereby.

General

        Our LLC agreement authorizes us to issue an unlimited number of additional securities and rights to buy securities for the consideration and on the terms and conditions determined by our board of directors without the approval of our shareholders, including the right to issue any number of common shares and preferred shares or class or series of common or preferred shares. Our board of directors is authorized to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

        As of March 15, 2018, we had 40,001,282 common shares issued and outstanding. No other class or series of shares of beneficial interest has been established.

        We will describe in the applicable prospectus supplement relating to any offering of common shares or preferred shares the specific terms of the offering, including the number of shares offered, the initial offering price, market price and distribution information.

Common shares

        The holders of our common shares are entitled to receive distributions, if any, ratably when, as and if authorized by our board of directors out of assets legally available therefor, subject to any preferential distribution rights of any newly created class or series of shares. Upon our dissolution, liquidation or winding up, the holders of common shares are entitled to receive our net assets available after the satisfaction (whether by payment or reasonable provision for payment) of all debts and other liabilities, ratably subject to the preferential rights of any newly created class or series of shares. Holders of common shares have no preemptive, preferential or other similar rights. Our common shareholders are entitled to one vote for each share held of record on our books for all matters submitted to a vote of shareholders.

        Our common shares are listed on the Nasdaq under the symbol "TA." On March 15, 2018, the last reported sale price for our common shares on the Nasdaq was $3.60. The transfer agent and registrar for our common shares is Equiniti Trust Company (formerly known as Wells Fargo Shareowner Services).

        For additional information about our common shares, including the potential effects that provisions in our LLC agreement and bylaws may have in delaying or preventing a change in control of us, see "Description of Certain Provisions of Delaware Law and of Our LLC Agreement and Bylaws" below.

Preferred shares

        Whenever preferred shares are to be sold pursuant to this prospectus, we will file a prospectus supplement relating to that sale that will specify:

  •
  the number of shares in the series of preferred shares;

  •
  the designation for the series of preferred shares by number, letter or title that shall distinguish the series from any other series of preferred shares;

  •
  the dividend rate, if any, and whether dividends on that series of preferred shares will be cumulative, noncumulative or partially cumulative;

  •
  the voting rights of that series of preferred shares, if any;

  •
  any conversion provisions applicable to that series of preferred shares;

  •
  any redemption or sinking fund provisions applicable to that series of preferred shares and any restrictions thereon;

  •
  the liquidation preference per share of that series of preferred shares, if any; and

  •
  the terms of any other preferences or rights, if any, applicable to that series of preferred shares.

 DESCRIPTION OF THE DEBT SECURITIES WE MAY OFFER

        References in this "Description of the Debt Securities We May Offer" section to "we," "us," "our" or "TA" mean TravelCenters of America LLC and not any of its consolidated subsidiaries, unless the context otherwise requires. The following description, together with the additional information we may include in any applicable prospectus supplements, describes the material terms and conditions of the debt securities that we may offer under this prospectus. This description is incomplete, and while the description below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms in more detail in the applicable prospectus supplement.

        We may issue senior unsecured debt securities under our January 15, 2013 Indenture with U.S. Bank National Association, as trustee, or the 2013 Indenture, or under one or more other senior indentures to be entered into with a trustee named in any such senior indenture. We may issue subordinated notes under one or more subordinated indentures, to be entered into with a trustee to be named in any such subordinated indenture. The 2013 Indenture and forms of senior indenture and subordinated indenture are attached as exhibits to the registration statement of which this prospectus forms a part. We use the term "indentures" to refer to the senior indenture(s) and the subordinated indenture(s). The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term "trustee" to refer to either the senior trustee or the subordinated trustee, as applicable.

        We will describe in a prospectus supplement the specific terms of any debt securities we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such debt securities may differ from the terms described below. The following summary of the material provisions of the senior notes, subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities, including the definitions of certain terms. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

        If we decide to issue any senior notes or subordinated notes pursuant to this prospectus, we will describe in a prospectus supplement the terms relating to each series of notes that we may issue, including the following:

  •
  the title;

  •
  whether the notes will be senior or subordinated;

  •
  any limit on the amount that may be issued;

  •
  whether or not we will issue the series of notes in global form and, if so, who the depositary will be;

  •
  the maturity date;

  •
  the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

  •
  the place(s) where payments will be payable;

  •
  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

  •
  the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional redemption provisions;

  •
  the date, if any, on which, and the price(s) at which we are obligated to redeem, or at the holder's option to purchase, the series of notes pursuant to any mandatory sinking fund provisions or otherwise;

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  the denominations in which we will issue the series of notes, if other than denominations of $1,000 and any integral multiple thereof;

  •
  any addition to, or modification or deletion of, any event of default or any covenant of TravelCenters of America LLC specified in the applicable indenture with respect to such series of notes;

  •
  a discussion of any material or special U.S. federal income tax considerations;

  •
  whether or not the notes will be secured or unsecured and the terms of any secured debt; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

        The debt securities may be issued as original issue discount securities. An original issue discount security is a debt security, including any zero-coupon debt security, which:

  •
  is issued at a price lower than the amount payable upon its stated maturity; and

  •
  provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity shall become due and payable.

        Under the indentures, we will have the ability, in addition to the ability to issue debt securities with terms different from those of debt securities previously issued, without the consent of the holders, to reopen a previous issue of a series of debt securities and issue additional debt securities of that series, unless such reopening was restricted when the series was created, in an aggregate principal amount determined by us. All such debt securities including those issued pursuant to such reopening shall vote together as a single class.

Structural subordination

        We will be the sole obligor on the debt securities we may offer under this prospectus. We derive all of our revenue and cash flow from our subsidiaries and our ability to service any debt securities we may offer under this prospectus will be substantially dependent upon the earnings of our subsidiaries and their ability to make cash available to us. Our subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any amounts due on debt securities we may offer under this prospectus. As of December 31, 2017, substantially all of our contractual and other obligations and liabilities, other than our outstanding 8.25% Senior Notes due 2028, 8.00% Senior Notes due 2029 and 8.00% Senior Notes due 2030, are obligations of our subsidiaries and thus are structurally senior to our obligations on the debt securities we may offer under this prospectus. None of our subsidiaries will guarantee the debt securities we may offer under this prospectus. As a result, the debt securities we may offer under this prospectus are structurally subordinated to the prior payment and satisfaction of all of the existing and future debts, liabilities and obligations of our subsidiaries, and any future subsidiary debt or obligation will have priority over the debt securities we may offer.

Conversion or exchange rights

        We will set forth in the applicable prospectus supplement the terms on which a series of notes may be convertible into or exchangeable for common shares or other securities of ours. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common shares or other securities of ours that the holders of such series of notes receive would be subject to adjustment.

Consolidation, merger or sale

        Unless otherwise noted in a prospectus supplement, the indentures do not contain any covenant restricting our ability to merge or consolidate or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. Any successor or acquirer of such assets, however, must assume all of our obligations under the indentures or the notes, as appropriate.

Events of default under the indentures

        The following are events of default under the indentures with respect to any series of notes that we may issue:

  •
  if we fail to pay interest when due and our failure continues for thirty (30) days and the time for payment has not been extended or deferred;

  •
  if we fail to pay the principal, or premium, if any, when due;

  •
  if we fail to observe or perform any other covenant contained in the notes or the indentures, other than a covenant specifically relating to another series of notes, and our failure continues for ninety (90) days after we receive notice from the trustee or holders of at least ten percent (10%) in aggregate principal amount of the outstanding notes of that series; and

  •
  if we experience specified events of bankruptcy, insolvency or reorganization.

        The supplemental indenture or the form of note for a particular series of notes may include additional events of default or changes to the events of default described above. For any additional or different events of default applicable to a particular series of notes, see the prospectus supplement relating to such series.

        If an event of default with respect to notes of any series occurs and is continuing, the trustee or the holders of at least twenty-five percent (25%) in aggregate principal amount of the outstanding notes of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, on the notes due and payable immediately.

        The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to such series and its consequences, except (i) uncured defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture; and (ii) certain covenants or provisions which under the terms of the indenture cannot be modified or amended without the consent of the holder of each outstanding note affected. Any such waiver shall cure such default or event of default.

        Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of that series, provided that:

  •
  the direction is not in conflict with any law or the applicable indenture;

  •
  the trustee may take any other action deemed proper by it which is not inconsistent with such direction; and

  •
  subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of the notes of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or another trustee, or to seek other remedies if:

  •
  the holder has given written notice to the trustee of a continuing event of default with respect to that series;

  •
  the holders of at least twenty-five percent (25%) in aggregate principal amount of the outstanding notes of that series have made written request and such holders have offered reasonable indemnity to the trustee to institute such proceedings as trustee; and

  •
  the trustee does not institute such proceeding within sixty (60) days after its receipt of such notice, request and offer of indemnity, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of that series other conflicting directions within such sixty (60) day period.

        These limitations do not apply to a suit instituted by a holder of notes if we default in the payment of the principal, premium, if any, or interest on, the notes.

        We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of indentures; waiver

        We and the trustee may change an indenture without the consent of any holders with respect to certain matters, including, among other reasons:

  •
  to cure any ambiguity, defect or inconsistency in such indenture;

  •
  to change anything that does not materially adversely affect the interests of any holder of notes of any series;

  •
  to provide for the assumption, by a successor or the acquirer of all or substantially all of our assets, of our obligations under such indenture;

  •
  to add to our covenants for the benefit of holders of notes of any series or to surrender any right or power conferred upon us; and

  •
  to comply with any requirement of the SEC in connection with the qualification of an indenture under the Trust Indenture Act.

        In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. Certain changes, however, may only be made with the consent of each holder of any outstanding notes affected, including the following:

  •
  changing the fixed maturity of such series of notes; or

  •
  reducing the principal amount, the rate of interest or any premium payable upon the redemption of any notes; or

  •
  extending the time of payment of interest or any premium payable upon the redemption of any such notes; or

  •
  reducing the percentage in principal amount of notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver provided for in the indenture; or

  •
  changing our obligation to maintain an office or agency in the places and for the purposes specified in the indenture; or

  •
  modifying certain provisions of the indenture which require the consent of, or action by, a specified minimum percentage of holders, except to increase any such percentages or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of each of the holders of the affected notes.

Form, exchange and transfer

        We will issue the notes of any series only in fully registered form without coupons and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that notes of a series may be issuable in temporary or permanent global form and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, or another depository named by us and identified in a prospectus supplement with respect to that series.

        At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, notes of any series will be exchangeable for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders may present their notes, duly endorsed or with the form of transfer duly executed if so required, at the office of the security registrar or at the office of any transfer agent designated by us for such purpose. Unless otherwise provided in the notes to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. The security registrar and any transfer agent, in addition to the security registrar, initially designated by us for any notes will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

        If the notes of any series are to be redeemed, we will not be required to:

  •
  issue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business fifteen (15) days before the day of mailing of a notice of redemption of any such notes that may be selected for redemption and ending at the close of business on the day of such mailing; or

  •
  register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any such notes being redeemed in part.

Information concerning the trustee

        The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only such duties as are specifically set forth in the indentures. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

Payment and paying agents

        Unless otherwise indicated in the applicable prospectus supplement, we will make payment of the interest on any notes on any interest payment date to the person in whose name such notes, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

        Principal of and any premium and interest on the notes of a particular series will be payable at the office of the paying agents designated by us, except that unless otherwise indicated in the applicable prospectus supplement, interest payments may be made by check mailed to the holder. Unless otherwise indicated in such prospectus supplement, the corporate trust office of the trustee in the City of New York will be designated as our sole paying agent for payments with respect to notes of each series. We will name in the applicable prospectus supplement any other paying agents initially designated by us for the notes of a particular series. We will maintain a paying agent in each place of payment for the notes of a particular series.

        All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two (2) years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Global Debt Securities

        We may issue the debt securities of a series in whole or in part in the form of one or more registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

        Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

  •
  by the depositary for such registered global security to its nominee;

  •
  by a nominee of the depositary to the depositary or another nominee of the depositary; or

  •
  by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

        The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We currently anticipate that the following provisions will apply to all depositary arrangements for debt securities:

  •
  ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as "participants," or persons that may hold interests through participants;

  •
  upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

  •
  any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

  •
  ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

        The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a registered global security:

  •
  will not be entitled to have the debt securities represented by a registered global security registered in their names;

  •
  will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

  •
  will not be considered the owners or holders of the debt securities under the applicable indenture.

        Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture.

        We understand that under currently existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under an indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

        We will make payments of principal of and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither we nor any trustee or any other agent of us or a trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name." We also expect that any of these payments will be the responsibility of the participants.

        No registered global security may be exchanged in whole or in part for debt securities registered, and no transfer of a registered global security in whole or in part may be registered, in the name of any person other than the depositary for such registered global security, unless (i) such depositary notifies us that it is unwilling or unable to continue as depositary for such registered global security or has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we fail to appoint an eligible successor depositary within ninety (90) days, (ii) an event of default shall have occurred and be continuing with respect to such debt securities or (iii) circumstances, if any, exist in addition to or in lieu of the foregoing as have been specified for that purpose in an applicable prospectus supplement. In any such case, the affected registered global security may be exchanged in whole or in part for debt securities in definitive form and the applicable trustee will register any such debt securities in such name or names as such depositary directs.

        We currently anticipate that certain registered global securities will be deposited with, or on behalf of, DTC, and will be registered in the name of Cede & Co., as the nominee of DTC. DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, or direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

        The rules applicable to DTC and its direct participants are on file with the SEC. The information in this paragraph concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. In the event registered global securities are deposited with, or on behalf of, a depositary other than DTC, we will describe additional or differing terms of the depositary arrangements in the applicable prospectus supplement relating to that particular series of debt securities.

        We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as "bearer global securities." We currently anticipate that we will deposit these bearer global securities with a common depositary for Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to that series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to the portion of the series represented by a bearer global security.

        Neither we nor any trustee assumes any responsibility for the performance by DTC or any other depositary or its participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

Governing law

        The indentures and the notes will be governed by and construed in accordance with the laws of the State of New York, except to the extent the Trust Indenture Act is applicable.

Subordination of subordinated notes

        Any subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes that we may issue. The subordinated indenture also does not limit us from issuing any other secured or unsecured debt.

 DESCRIPTION OF THE WARRANTS WE MAY OFFER

        The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, of which this prospectus forms a part, or to an exhibit to a Current Report on Form 8-K or other document to be filed under the Exchange Act.

        We may issue warrants, including warrants to purchase common shares, preferred shares or debt securities in one or more series. We may issue warrants independently or together with common shares, preferred shares and debt securities, and the warrants may be attached to or separate from the securities.

        We will evidence each series of warrants by warrant certificates that we will issue under warrant agreements. We may enter into a warrant agreement with a warrant agent as detailed in the prospectus supplement relating to warrants being offered. We will indicate the name and address and other information regarding the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

        If we decide to issue warrants pursuant to this prospectus, we will specify in a prospectus supplement the terms of the series of warrants, including, if applicable, the following:

  •
  the title of the warrants;

  •
  the aggregate number of warrants offered;

  •
  the price or prices at which the warrants will be issued;

  •
  the currencies in which the price or prices of the warrants may be payable;

  •
  the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

  •
  the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

  •
  if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

  •
  the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

  •
  the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

  •
  the minimum or maximum amount of the warrants which may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  a discussion of any material or special U.S. federal income tax considerations; and

  •
  any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        Before exercising their warrants, holders of warrants will not have voting rights or other rights as a shareholder of TravelCenters of America LLC.

Exercise of warrants

        Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants up to the close of business on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount in immediately available funds, as provided in the applicable prospectus supplement. We will describe in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

 DESCRIPTION OF CERTAIN PROVISIONS OF DELAWARE LAW,
OUR LLC AGREEMENT AND OUR BYLAWS

        The following description summarizes certain terms of our LLC agreement and our bylaws, but is not complete. Please refer to our LLC agreement and bylaws, each of which is incorporated by reference into the registration statement of which this prospectus is a part.

Organization

        We were formed in October 2006 under the Delaware Limited Liability Company Act, or the Delaware LLC Act, and will remain in existence until we are dissolved in accordance with our LLC agreement. Pursuant to our LLC agreement, our board of directors adopted bylaws on November 7, 2008, as amended and restated on January 25, 2010, as further amended and restated on February 21, 2013, and as further amended and restated on September 7, 2016.

Purposes

        Under our LLC agreement, we are permitted to engage in any lawful business, purpose or activity that a limited liability company formed under Delaware law may lawfully conduct. Our board of directors is authorized to perform all acts it deems necessary or appropriate to conduct our business.

Duties, authority and limited liability of our directors and officers

        Our LLC agreement and bylaws provide that our business shall be managed under the direction of our board of directors, which shall have the power to appoint our officers. Our LLC agreement further provides that, except as otherwise specifically stated in our LLC agreement, our bylaws or in Delaware law, the authority, powers, functions and duties of our board of directors and officers generally shall be identical to the authority, powers, functions and duties of a board of directors and officers of a corporation organized for profit under the Delaware General Corporation Law, or DGCL.

        Our LLC agreement provides that, except as provided therein, the fiduciary duties and obligations owed to our Company and to our shareholders by our directors and officers shall be the same as the respective duties and obligations owed by directors and officers of a corporation organized under the DGCL to their corporation and stockholders, respectively. However, notwithstanding any duty (including any fiduciary duty) that might otherwise exist in law or in equity, our LLC agreement and bylaws specifically permit our directors and their affiliates to engage in other business interests and activities, including those that compete with us, provided that none of our confidential information may be used. Also, business opportunities that become available to our directors or their affiliates need not first be presented to us. In addition, our LLC agreement eliminates the personal liability of each member of our board of directors to us and our shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate the liability of a director (i) for any breach of such director's duty of loyalty to us or our shareholders as that duty is modified by our LLC agreement, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iii) for any transaction from which such director derived an improper personal benefit.

        In addition, our bylaws provide that, to the fullest extent permitted by law, our board of directors or our shareholders may ratify and make binding on us any past action or inaction by us or our officers to the extent that our board of directors or our shareholders could have originally authorized the matter. Moreover, under our bylaws, to the fullest extent permitted by law, any past action or inaction questioned in any shareholder's derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interests of a director, officer or shareholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by our board of directors or by our shareholders and, if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon us and our shareholders and shall bar any claim or execution of any judgment in respect of such questioned action or inaction.

Agreement to be bound by our LLC agreement and bylaws and disputes by shareholders

        By acquiring a common share in us, you will be admitted as a member of our Company (which we call a "shareholder") and will be bound by the terms of our LLC agreement and bylaws. Pursuant to our LLC agreement, each shareholder and each person who acquires a share from a shareholder grants each of our Chief Executive Officer, President and Secretary (and, in the event of dissolution, any liquidator appointed pursuant to our LLC agreement) the power to execute and file documents necessary or appropriate for our engaging in any lawful business and exercising all powers and privileges permitted under the Delaware LLC Act and the authority to execute any duly adopted amendments to our LLC agreement. Our LLC agreement and our bylaws provide for arbitration of certain disputes, claims and controversies, including that any action brought against us or any director, officer, manager (including The RMR Group LLC and The RMR Group Inc. or their successors), agent or employee of ours, by a shareholder, including derivative and class actions, shall, on the demand of any party to such dispute, be resolved through binding arbitration in accordance with the procedures set forth in our bylaws. Under our LLC agreement, these arbitration provisions do not apply to any request for a declaratory judgment or similar action regarding the meaning, interpretation or validity of any provision of our LLC agreement or our bylaws, and such request shall be heard and determined by a court of competent jurisdiction. In addition, our LLC agreement provides that in the event a dispute involves both a question of the meaning, interpretation or validity of any provision of our LLC agreement or our bylaws and any other matter in dispute, the arbitration of such other matter in dispute, if dependent upon a determination of the meaning, interpretation or validity of any provision of our LLC agreement or our bylaws, shall be stayed until a final, non-appealable judgement regarding such meaning, interpretation or validity has been rendered by a court of competent jurisdiction.

Conduct of business

        Our LLC agreement and bylaws provide that our day to day business shall be conducted by or under the direction of our board of directors and such officers with such titles and duties as our board of directors may from time to time appoint. Our board of directors is authorized to amend or modify our bylaws, which such bylaws contain provisions that govern our activities. Our board of directors is also authorized to appoint committees, each of which shall have at least one director.

Capital contributions

        Shareholders are not obligated to make capital contributions to us.

Shareholder liability and agreements

        Limited liability in jurisdictions in which we do business.    Although limitations on the liability of shareholders for the obligations of a limited liability company have not been clearly established in some jurisdictions, we will operate in a manner that our board of directors considers reasonably appropriate to preserve the limited liability of our shareholders.

        Liability for breach of our LLC agreement or bylaws.    Under our LLC agreement and bylaws, each of our shareholders has agreed to indemnify us and any of our subsidiaries or affiliates, to the fullest extent permitted by law, against losses arising from such shareholder's breach of or failure to fully comply with any covenant, condition or provision of our LLC agreement or bylaws. Such indemnification includes, without limitation, to the fullest extent permitted by law, indemnification against losses arising from any action by or against us or our subsidiaries or affiliates in which the shareholder is not the prevailing party.

        Actions requiring regulatory compliance implicating us.    Under our bylaws, if any shareholder, whether acting individually or in concert with a group, as determined by our board of directors, by virtue of the shareholder's ownership interest in us or actions taken by the shareholder affecting us, triggers the application of any requirement or regulation of any federal, state, municipal or other governmental or regulatory body on us or any of our subsidiaries (as defined in our bylaws) or any of our or our subsidiaries' businesses, assets or operations, including, without limitation, any obligations to make or obtain any governmental actions, consents or approvals, then such shareholder is required to promptly take all actions necessary and fully cooperate with us to ensure that such requirements or regulations are satisfied without restricting, imposing additional obligations on or in any way limiting our or our subsidiaries' businesses, assets, operations or prospects. If the shareholder fails or is otherwise unable to promptly take such actions so as to cause satisfaction of such requirements or regulations, then under our bylaws, the shareholder shall promptly divest a sufficient number of our shares necessary to cause the application of such requirement or regulation to not apply to us or any of our subsidiaries. If the shareholder fails to cause such satisfaction or divest itself of such sufficient number of our shares by not later than the tenth (10th) day after triggering such requirement or regulation, then any of our shares beneficially owned by such shareholder at and in excess of the level triggering the application of such requirement or regulation shall, to the fullest extent permitted by law, be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us and any actions triggering the application of such a requirement or regulation may be deemed by us to be of no force or effect. Additionally, if a shareholder who triggers the application of any regulation or requirement fails to satisfy the requirements or regulations or to take curative actions within ten (10) days of triggering such requirements or regulations, our board of directors is authorized to take, to the fullest extent permitted, all actions which the board of directors deems appropriate to require compliance or to preserve the value of our assets; and we may charge the offending shareholder for our costs and expenses as well as any damages which we may incur.

        As an example and not as a limitation, as of the date of this prospectus and as a result of our involvement in gaming operations at some of our travel centers operated through certain of our subsidiaries, we and such subsidiaries, which we refer to as our licensed subsidiaries, are currently subject to gaming regulations in Illinois, Louisiana, Montana and Nevada. Requirements under gaming regulations vary by jurisdiction but typically include, among other things:

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  findings of suitability by the relevant gaming authorities with respect to, or licensure of, certain of our and our licensed subsidiaries' officers, directors and key employees and certain individuals having a material relationship with us or our licensed subsidiaries;

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  findings of suitability by the relevant gaming authorities with respect to certain of our security holders and restrictions on ownership of certain of our securities;

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  prior approval in certain circumstances by the relevant gaming authorities of offerings of our securities;

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  prior approval by the relevant gaming authorities of changes in control of us; and

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  specified reporting requirements.

        As an example and not as a limitation, as of the date of this prospectus, we hold a controlling interest in gaming businesses in Louisiana and Nevada. Louisiana law provides that any person who owns five percent (5%) or more of a gaming business in Louisiana (directly or indirectly) shall provide detailed personal history and financial information and be found suitable by the Louisiana Gaming Control Board. Under certain circumstances, an "institutional investor," as defined under Louisiana gaming law, may be presumed suitable or qualified upon submitting documentation sufficient to establish qualifications as an institutional investor as provided under Louisiana gaming law. Nevada gaming law provides that any person who beneficially owns more than five percent (5%) of any class of our voting securities must report such ownership to the Nevada Gaming Commission and any person who beneficially owns more than ten percent (10%) of any class of our voting securities must apply for, be investigated by, and obtain relevant approvals and findings of suitability from the Nevada Gaming Commission. Under certain circumstances, an "institutional investor," as defined under Nevada gaming law, which acquires not more than twenty-five percent (25%) of any class of our voting securities may apply to the Nevada Gaming Commission for a waiver of such finding of suitability if such institutional investor holds the voting securities for investment purposes only. Further, upon request of the Nevada Gaming Commission, any person holding any of our securities may be required to apply to the Nevada Gaming Commission for a determination of suitability. If a person who is required or requested to file for a determination of suitability with respect to our Company refuses to provide us with information required to be submitted to the applicable gaming regulatory authority, or if the Louisiana Gaming Control Board or the Nevada Gaming Commission, as applicable, declines to approve such person's holding of our securities, then, in either event, our bylaws provide that our securities held by such person may be deemed to be securities in excess of our 9.8% ownership limitation (described below under the sub-heading "Restrictions on share ownership and transfers") and subject to the provisions of Article VIII of our LLC agreement.

        As a further example and not as a limitation, as of the date of this prospectus, we hold a controlling ownership position in a company formed and licensed as an insurance company in the State of Indiana. The laws of the State of Indiana have certain regulatory requirements for any person who seeks to control (as defined under Indiana law) a company which itself controls an insurance company domiciled in the State of Indiana, including by exercising proxies representing ten percent (10%) or more of the company's voting securities. Accordingly, our bylaws provide that if a shareholder seeks to exercise proxies for a matter to be voted upon at a meeting of our shareholders without having obtained any applicable approvals from the Indiana insurance regulatory authorities, such proxies representing ten percent (10%) or more of our voting securities will, subject to certain provisions of our bylaws addressing quorum requirements, be void and of no further force or effect.

        Compliance with law.    Under our bylaws, shareholders are required to comply with all applicable requirements of federal and state laws, rules and regulations in connection with a shareholder's ownership interest in us, as well as all other laws which apply to us or any of our subsidiaries or any of our or our subsidiaries' businesses, assets or operations and which require action or inaction on the part of a shareholder.

        Representations, warranties and covenants made to governmental or regulatory bodies.    Under our bylaws, to the fullest extent permitted by law, any representation, warranty or covenant made by a shareholder with any governmental or regulatory body in connection with the shareholder's interest in us or any of our subsidiaries is deemed to be simultaneously made to, for the benefit of and enforceable by, us and any of our subsidiaries, as applicable.

        Unlawful distributions.    We do not currently intend to make any distributions to our shareholders. However, a shareholder who knowingly receives a distribution made in violation of the Delaware LLC Act is liable to return such distribution for three (3) years from the date of the distribution if an action to recover the distribution from the shareholder is commenced prior to the end of the three (3) year period and an adjudication of liability against the shareholder is made. Under the Delaware LLC Act, we generally cannot make a distribution that would cause our liabilities to exceed the fair value of our assets.

Shareholder voting rights

        Generally, our board of directors has broad powers to conduct our business and manage our affairs without shareholder approval or voting. Whenever shareholder approval is required for any action either by the terms of our LLC agreement or by applicable law, the general rule under our LLC agreement is that, unless otherwise required by law, the affirmative vote of seventy-five percent (75%) of each class and series of shares with voting power outstanding, voting as a single class, will be required; provided, however, if our board of directors approves in advance a particular action, only a majority of the votes cast shall be required. In an uncontested election, the election of directors requires a plurality vote of the votes cast. In a contested election, the election of directors requires a majority vote of the then outstanding common shares. Our board has the power to revise these requirements as may be allowed by law, our LLC agreement or our bylaws.

Issuance of additional securities

        Regardless of any rights of our common shareholders that are described in this prospectus, the registration statement of which it is a part or the information incorporated therein, the rights, preferences and privileges of our common shares and common shareholders are subject to, and may be adversely affected by, the rights of the holders of shares of any new class or series, whether common or preferred, that our board of directors may designate and issue in the future.

        We believe that the ability of our board of directors to issue one or more classes or series of shares with specified preferences will provide us with flexibility in structuring possible future financings and acquisitions, and in meeting other business needs that may arise. All shares are available for issuance without action by our shareholders, unless such action is required by applicable law or the rules of the principal stock exchange on which our securities may be listed. Nonetheless, the unrestricted ability of our board to issue additional shares, classes and series of shares may have adverse consequences to existing shareholders. Please also see "Anti-takeover provisions."

Restrictions on share ownership and transfers

        Our LLC agreement provides that no person or group of persons acting together may own, directly or indirectly, including through application of Section 318(a) of the Internal Revenue Code of 1986, as amended, or the Code, as modified by Section 856(d)(5) thereof, more than 9.8% of the number or value of any class or series of our outstanding shares. Any person who acquires or attempts to acquire ownership of our shares that will or may violate this 9.8% ownership limitation must give notice to us and provide us with any other information that we may request. The ownership limitations in our LLC agreement are effective against all of our shareholders. Our board of directors may grant an exemption from the ownership limitation if it is satisfied that the shareholder's ownership is in our best interests and would not cause a default under the terms of any contract to which we are a party or would reasonably expect to become a party, provided that any duties of our board of directors, including fiduciary duties, to the shareholder requesting the exemption shall not apply, to the fullest extent permitted by law, to such determination. In addition, our board of directors may from time to time increase or decrease our ownership limitations, provided that any decrease may be made only prospectively as to subsequent holders (other than a decrease as a result of a retroactive change in existing law, in which case such change shall be effective immediately).

        If a person attempts a transfer of our shares in violation of our ownership limitations, then that number of shares which would cause the violation will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us. In general, the prohibited owner will not acquire any rights in the shares held in trust, will not benefit economically from ownership of the shares held in trust, will have no rights to distributions and will not possess any rights to vote the shares held in trust. This automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the violative transfer.

        Additionally, our bylaws impose certain restrictions on the transfer of our shares in order to help us preserve the tax treatment of our net operating losses and other tax benefits. These restrictions generally provide that transfers of our shares to a person, entity or group which is then, or would become as a result of such transfer, an owner of five percent (5%) or more of our outstanding shares (i) would be void in total, for transferees then already owning five percent (5%) or more of our shares and (ii) would be void to the extent the transfer would so result in such level of ownership by the proposed transferee, for other transferees. Furthermore, the restrictions generally provide that the shares sought to be transferred in violation of these provisions shall be automatically transferred to a charitable trust in accordance with the provisions of our LLC agreement. The prohibited transfer threshold was set at five percent (5%) because transfers at or above that level could result in limitations on our ability to use our net operating losses and other tax benefits to reduce our future taxable income, as provided under the Code and related tax rules. Shareholders owning five percent (5%) or more of our outstanding shares as of November 9, 2009, would not have their shares owned at and above the five percent (5%) ownership threshold transferred to a charitable trust or otherwise divested solely as a result of the adoption of these restrictions. Additionally, these restrictions will not apply if the transferor or the transferee obtains the written approval of our board of directors, which such approval may be conditionally given.

        Every owner of more than five percent (5%) of any class or series of our shares is required to give written notice to us within thirty (30) days after our request and after the end of each taxable year stating the name and address of the owner, the number of shares of each class and series of our shares which the owner beneficially owns and a description of the manner in which those shares are held. In addition, upon our request, each owner of more than five percent (5%) of any class or series of our shares is required to provide us with any additional information that we may request in order to assist us in ensuring compliance with the foregoing share ownership limitations. Furthermore, as a condition to the registration of the transfer of any of our shares in our share register, any person who is a beneficial, legal or record holder of shares, and any proposed transferee, must provide such information as may be requested by us from time to time in order to determine compliance with the aforementioned restrictions or the status of our tax benefits.

        The restrictions described above will not preclude the settlement of any transaction entered into through the facilities of any securities exchange through which our shares are traded. Our LLC agreement and our bylaws provide, however, that the fact that the settlement of any transaction occurs will not negate the effect of any of the foregoing limitations and any transferee in these kinds of transactions is subject to all of the provisions and limitations described above.

        These ownership limitations could have the effect of delaying, deferring or preventing a takeover or other transaction in which our common shareholders might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest. For more detail concerning these share ownership limitations, please see our LLC agreement and our bylaws, each of which is incorporated by reference into the registration statement of which this prospectus is a part.

Election and removal of members of our board of directors

        As of the date of this prospectus, our board of directors currently consists of five directors. Our LLC agreement and bylaws provide that our board of directors establishes the number of our directors. However, there may not be less than three (3) nor more than seven (7) directors, unless the directors then in office unanimously determine to change the permitted number of directors. In the event of a vacancy on our board, whether occurring due to an increase in size of our board of directors or by the death, resignation or removal of any director, a majority of the remaining directors will fill the vacancy and the director elected to fill the vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred or is created.

        Our LLC agreement divides our board of directors into three classes, or groups. The term of the directors in Group II will expire in 2018; the term of the director in Group III will expire in 2019; and the term of the director in Group I will expire in 2020. Shareholders elect directors of each group for three (3) year terms upon the expiration of their current terms. Shareholders elect only one group of directors each year. There is no cumulative voting in the election of directors.

        We believe that classification of the board of directors helps to ensure continuity of our business strategies and policies. However, the classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two (2) annual meetings of shareholders will generally be required to effect a change of a majority of our directors. Also, because our board of directors may increase the number of directors and set the classification of the expanded board, it may take more than two (2) years to change a majority of our directors.

        Our LLC agreement and bylaws provide that a director may be removed only for cause (as defined in our LLC agreement and bylaws) by the unanimous vote of the other directors then in office. In addition, our LLC agreement and bylaws provide that our entire board of directors (but not less than our entire board of directors) may be removed only for cause by the affirmative vote of at least seventy-five percent (75%) of the outstanding shares of each class and series of our shares with voting power, voting together as a single class.

        The provisions described in this section and any other provisions relating to the rights of a class or series of our shares may be subject to the rights of any class or series of shares that the board of directors may authorize from time to time.

Amendment of our LLC agreement

        General.    Amendments to our LLC agreement may be proposed only by or with the consent of our board of directors. In the event that applicable law requires that amendments may be proposed by our shareholders, the ownership percentage of shareholders required to propose an amendment shall be the ownership percentage specified by law, or, if shareholders are permitted by law to propose amendments but no required ownership percentage is set, then shareholders holding at least twenty-five percent (25%) of our outstanding shares shall be required. Amendments proposed by our board of directors which require a vote of our shareholders may be adopted by a plurality of shares voting, unless applicable law requires a greater number. Amendments proposed by shareholders, if any, which are not approved by our board of directors shall require the affirmative vote of seventy-five percent (75%) of each class and series of outstanding shares, voting together as a single class unless applicable law requires a lesser vote.

        No shareholder approval.    Our board of directors generally may make amendments to our LLC agreement without the approval of our shareholders as follows:

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  to change our name, the location of our principal place of our business, our registered agent or our registered office;

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  to effect the admission, substitution or removal of shareholders in accordance with our LLC agreement and the Delaware LLC Act;

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  to make any change which our board of directors reasonably determines is customarily of the type contained in the bylaws of a corporation organized under the DGCL;

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  to create, dissolve, merge, consolidate or convert us or any of our subsidiaries or to convey any or all of our assets, if the principal purpose of such action as determined by our board of directors is to effect a change in the legal form of our business, including, but not limited to, to change the form of our existence to a corporation, limited partnership, or trust or other legal entity or to change the jurisdiction under whose laws we are organized;

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  to make an amendment that our board of directors determines to be necessary or appropriate for the authorization or issuance of additional securities or rights to acquire securities;

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  to change our fiscal year or taxable year and related changes; and

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  to make any amendment expressly permitted in our LLC agreement to be made by our board of directors acting without shareholder or member approval.

        In addition, our board of directors may make amendments to our LLC agreement without the approval of our shareholders if our board of directors determines that those amendments:

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  do not adversely affect our shareholders (including any particular class or series of shares as compared to other classes or series of shares) in any material respect except that such limitation shall not apply to any change that our board of directors determines to be in the best interest of our shareholders as a whole and regardless of whether or not such provision is adverse to any class or series of our shares or particular shareholder or group of shareholders;

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  are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

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  are necessary or appropriate to facilitate the trading of our shares or to comply with any rule, regulation, guideline or requirement of any securities exchange on which our shares are or will be listed for trading, compliance with any of which our board of directors deems to be in our and our shareholders' best interests;

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  are necessary or appropriate to implement a defensive shareholder rights plan, similar to a shareholder rights plan or "poison pill" for corporations; and

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  are required to effect the intent of the provisions of our LLC agreement, are otherwise contemplated by our LLC agreement or are required to correct any mistake or ambiguity in our LLC agreement, as determined by our board of directors.

Amendment of our bylaws

        Our bylaws may be amended or repealed or new or additional bylaws may be adopted only with the vote or written consent of a majority of our board of directors.

Merger, sale or other disposition of assets

        Except with respect to any transaction having as its principal purpose the changing of our legal form of existence and/or jurisdiction of organization (as described above), any merger, combination or consolidation of us into another entity may only be effected by an agreement approved by our board of directors and by our shareholders; provided, however, our board of directors without shareholder approval may mortgage, sell and leaseback, pledge, hypothecate or grant a security interest in some, all or substantially all of our assets and permit the sale upon foreclosure or other realization of such an encumbrance. If applicable law permits the foregoing action without board approval, the shareholder vote required shall be seventy-five percent (75%) of each class and series of outstanding shares voting together as a single class, at the time of the vote, unless applicable law requires a lesser amount; but any such transaction which is approved by our board may be approved by a majority of votes cast by shareholders of each class and series, voting together as a single class, unless applicable law requires a different vote.

        Our LLC agreement provides that our shareholders are not entitled to dissenters' rights of appraisal in the event of a merger, consolidation or conversion involving TA, a sale of all or substantially all of our assets or any other transaction or event.

Termination and dissolution

        We were formed as a perpetual entity to continue in existence until dissolved pursuant to the terms of our LLC agreement. We will dissolve upon: (i) the election of our board of directors to dissolve us which action is approved by our shareholders; (ii) the sale, exchange or other disposition of all or substantially all of our assets and properties unless otherwise determined by our board of directors; (iii) the entry of a decree of judicial dissolution of us; or (iv) the reduction of the number of our shareholders to zero. The shareholder vote required to approve our board of directors' decision to dissolve our Company shall be a majority of the votes cast of our voting shares, voting together as a single class, unless a greater amount or separate class voting is required by applicable law. Shareholders shall have no right to dissolve our Company except as provided for in our LLC agreement.

Shareholder meetings, proxies and quorums

        Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting only by a unanimous written consent of the shareholders entitled to vote on the matter.

        Our LLC agreement and bylaws require that a meeting of shareholders, called by our board of directors, be held annually. The chairman of our board of directors, if any, or a majority of our entire board of directors may call a special meeting of our shareholders. Shareholders may cause a special meeting of shareholders to be held only if applicable law or applicable rules of the principal exchange on which our common shares are listed so require, and then the percentage of shareholders required to cause a special meeting of shareholders shall be the maximum percentage specified by applicable law or stock exchange rule. If applicable law or stock exchange rule requires such an action but does not specify a maximum percentage, the percentage shall be specified from time to time by our board of directors, provided, however, that such percentage shall not be higher than seventy-five percent (75%). If the shareholders have the right to call a special meeting, upon written request by the requisite number of shareholders in accordance with the procedures contained in our LLC agreement and bylaws, our secretary shall call such a meeting.

        Shareholders may vote either in person or by proxy at meetings. Only shareholders of record may vote. The holders of a majority of the outstanding shares of the class or classes or series for which a meeting has been called represented in person or by proxy shall constitute a quorum unless any action by the shareholders requires approval by holders of a greater percentage of the shares, in which case the quorum for approval of that action shall be the greater percentage. If a quorum is not present at any meeting of shareholders, the chairperson of the meeting may adjourn the meeting from time to time without us being required to set a new record date or provide any additional notice of such meeting, other than by announcement at the meeting at which the adjournment is taken.

Anti-takeover provisions

        The following provisions, among others, of our LLC agreement and bylaws may delay or prevent a change of control of us:

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  separate prohibitions on the ownership of five percent (5%) or more of our shares or in excess of 9.8% of any class or type of our equity securities by any person or group;

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  the regulatory compliance and disclosure requirements set forth in our bylaws, including provisions that require the divestment of our shares by a shareholder in the event that such shareholder, by virtue of such shareholder's ownership interest in us or actions taken by the shareholder affecting us, triggers the application of any requirement or regulation of any federal, state, municipal or other governmental or regulatory body on us or any of our subsidiaries or any of our or our subsidiaries' businesses, assets or operations and such shareholder fails or is otherwise unable to promptly take such actions so as to cause satisfaction of such requirements or regulations without imposing additional obligations on or in any way limiting our or our subsidiaries' businesses, assets, operations or prospects;

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  a provision in our LLC agreement to the effect that, with respect to any "Business Combination" (as such term is defined in Section 203 of the DGCL), the provisions of Section 203 of the DGCL shall be applied with respect to us as though we were a Delaware corporation, our shareholders were stockholders of such corporation and our board of directors was the board of directors of such corporation;

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  the ability of our board of directors, without a shareholders' vote, to issue additional common shares and other series or classes of shares with rights which may be established at the time of issuance;

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  the classification of our board of directors and the election of each class for three (3) year staggered terms;

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  the qualifications required of any individual nominated for or elected to be a director that are set forth in our bylaws;

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  the requirement, given our ownership of Affiliates Insurance Company, or AIC, which makes us an insurance holding company under applicable state law, that anyone who intends to solicit proxies for a person to serve as one of our directors or for another proposal of business may be required to receive pre-clearance from Indiana insurance regulators;

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  requirements that any person nominated to be a director comply with clearance and pre-clearance requirements of state laws applicable to our business including clearance and pre-clearance by Nevada and Louisiana gaming authorities and Indiana insurance regulators;

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  the requirement that an individual director may only be removed for cause and then only by unanimous vote of the other directors, the requirement of a seventy-five percent (75%) shareholders' vote and cause requirements to remove our entire board of directors and the inability of shareholders to remove any single director without removing our entire board of directors;

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  the requirement of a seventy-five percent (75%) shareholders' vote to approve certain transactions, such as a merger or a sale of substantially all our assets, unless those transactions are approved by our board of directors and then only if law allows such action without board approval;

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  the ability of our directors to expand our board and to fill vacancies on our board;

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  shareholder voting rights and standards which require larger majorities for approval of actions which are not approved by our directors than for actions which are approved by our directors;

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  the requirement that amendments to our LLC agreement may only be proposed by or with the consent of our board of directors;

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  the authority of our board of directors, and not our shareholders, to adopt, amend or repeal our bylaws;

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  the limitations on the ability of our shareholders to call a special meeting of shareholders, nominate directors or make shareholder proposals and the inability of our shareholders to act by written consent unless unanimous; and

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  the informational, share ownership and other advance notice requirements for shareholder nominations for our directors and for shareholder proposals and restrictions which may prevent the presentation of such nominations or proposals in our proxy statements.

        These requirements may prevent you from realizing a takeover premium for any of our shares which you own.

        In addition, our leases with Hospitality Properties Trust, or HPT, may prevent the merger of us into another entity, the acquisition by any person or group of beneficial ownership of 9.8% or more of the voting shares or the power to direct the management and policies of us or any of our subsidiary tenants or guarantors; the sale of a material part of the assets of us or any such tenant or guarantor; or the cessation of certain continuing directors constituting a majority of the board of directors of us or any such tenant or guarantor; in each case without the consent of HPT. Our rent deferral agreement with HPT has change of control covenants so that amounts deferred will immediately be payable to HPT in the event we experience a change of control while deferred rent is unpaid. More specifically, events of default under our rent deferral agreement include any event of default under our leases with HPT, the election of any director to our board of directors who was not nominated or appointed by the then members of our board of directors or the adoption by our shareholders of any proposal (other than a precatory proposal) not recommended for adoption by the then members of the board of directors. Any default by us under our rent deferral agreement will also constitute an event of default under our existing lease agreements with HPT. Our shareholders agreement with respect to AIC, our business management agreement with The RMR Group LLC, or RMR, and our credit facility also contain change of control provisions, as described below.

Liability of shareholders for breach of restrictions on ownership

        Our leases with HPT, our business management agreement with RMR, our credit facility and our shareholders agreement with respect to AIC each provide that our rights and benefits under those agreements may be terminated in the event that anyone acquires more than 9.8% of our shares or we experience some other change in control, as defined in those agreements, without the consent of HPT, RMR or the lenders under our credit facility, respectively, and that AIC and the other shareholders of AIC may have rights to acquire our interests in AIC if such an acquisition occurs or if we experience some other change of control. If a breach of the 9.8% ownership limitation results in a lease or credit facility default, a loss of the benefits of our business management agreement or a loss of our ownership interests in AIC, the shareholder or shareholders causing the breach may be liable to us and may be liable to our other shareholders for damages. Additionally, any shareholder who knowingly violates the bylaw provisions pertaining to five percent (5%) ownership may be liable to us for damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, our ability or right to utilize our tax benefits. These damages may be in addition to the loss of beneficial ownership and voting rights of the shares owned by the breaching shareholder or shareholders, as described above, and these damages may be material.

 PLAN OF DISTRIBUTION

        We may sell the securities being offered pursuant to this prospectus directly to purchasers, to or through underwriters, through dealers or agents or through a combination of such methods. The prospectus supplement with respect to the securities being offered will set forth the terms of the offering, including the names of the underwriters, dealers or agents, if any, the purchase price, the net proceeds to the Company, any underwriting discounts and other items constituting underwriters' compensation and the initial public offering price and discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

Underwriters, dealers and agents

        If we use underwriters in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If we use an underwriting syndicate, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own accounts. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

        If dealers are used in an offering, we may sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

        If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

        Dealers and agents named in a prospectus supplement may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act.

        Underwriters, dealers or agents and their associates may engage in other transactions with and perform other services for us in the ordinary course of business.

        If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.

Direct sales

        We may sell securities directly to one or more purchasers without using underwriters or agents.

At-the-market offerings

        We may also sell the securities offered by any applicable prospectus supplement in "at-the-market offerings" within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

Trading markets and listing of securities

        Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common shares, which are listed on the Nasdaq. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization activities

        In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. "Naked" short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

        Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq or otherwise and, if commenced, may be discontinued at any time.

LEGAL MATTERS

        Unless otherwise specified in connection with the particular offering of any securities, the validity of the common shares, preferred shares, debt securities and warrants to purchase debt or equity securities offered pursuant to this prospectus will be passed upon by our counsel, Skadden, Arps, Slate, Meagher & Flom LLP, or Skadden. Skadden also represents RMR, HPT and certain of their affiliates and related parties on various matters.

 EXPERTS

        The consolidated financial statements of TravelCenters of America LLC as of December 31, 2016 and 2017 and for each of the years in the three-year period ended December 31, 2017 and the effectiveness of internal control over financial reporting as of December 31, 2017 appearing in TravelCenters of America LLC's Annual Report on Form 10-K for the year ended December 31, 2017 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can review our electronically filed reports, proxy and information statements, and other information regarding us on the SEC's Internet site at http://www.sec.gov. The information contained on the SEC's website is expressly not incorporated by reference into this prospectus.

        Our SEC filings are also available on our website, http://www.ta-petro.com. The information on this website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.

        This prospectus contains summaries of provisions contained in some of the documents discussed in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. If any contract, agreement or other document is filed or incorporated by reference as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

        THIS PROSPECTUS AND THE INFORMATION INCORPORATED BY REFERENCE HEREIN CONTAIN STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. WHENEVER WE USE WORDS SUCH AS "BELIEVE," "EXPECT," "ANTICIPATE," "INTEND," "PLAN," "ESTIMATE," "WILL," "MAY" AND NEGATIVES AND DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. AMONG OTHERS, THE FORWARD LOOKING STATEMENTS THAT APPEAR IN THIS PROSPECTUS AND THE INFORMATION INCORPORATED BY REFERENCE HEREIN THAT MAY NOT OCCUR INCLUDE STATEMENTS THAT:

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  WE EXPECT THAT LOCATIONS WE ACQUIRE WILL PRODUCE STABILIZED FINANCIAL RESULTS AFTER A PERIOD OF TIME FOLLOWING ACQUISITION. THIS STATEMENT MAY IMPLY THAT STABILIZATION OF OUR ACQUIRED SITES WILL OCCUR AS EXPECTED, AND IF SO, WILL GENERATE INCREASED OPERATING

    INCOME. HOWEVER, MANY OF THE LOCATIONS WE HAVE ACQUIRED OR MAY ACQUIRE IN THE FUTURE PRODUCED OPERATING RESULTS THAT CAUSED THE PRIOR OWNERS TO EXIT THESE BUSINESSES AND OUR ABILITY TO OPERATE THESE LOCATIONS PROFITABLY DEPENDS UPON MANY FACTORS, SOME OF WHICH ARE BEYOND OUR CONTROL. ACCORDINGLY, OUR ACQUIRED LOCATIONS MAY NOT GENERATE INCREASED OPERATING INCOME OR IT MAY TAKE LONGER THAN WE EXPECT TO REALIZE ANY SUCH INCREASES;

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  WE HAVE MADE ACQUISITIONS AND DEVELOPED NEW LOCATIONS, AND EXPECT THAT IN THE FUTURE WE MAY MAKE ACQUISITIONS AND DEVELOP NEW LOCATIONS. THESE STATEMENTS MAY IMPLY THAT ANY FUTURE ACQUISITIONS AND DEVELOPMENT PROJECTS WILL BE COMPLETED AND THAT THESE COMPLETED ACQUISITIONS AND DEVELOPMENT PROJECTS WILL IMPROVE OUR FUTURE PROFITS. THERE ARE MANY FACTORS THAT MAY RESULT IN OUR NOT BEING ABLE TO ACQUIRE, RENOVATE AND DEVELOP ADDITIONAL LOCATIONS THAT YIELD PROFITS, INCLUDING COMPETITION FROM OTHER BUYERS OR DEVELOPERS, OUR INABILITY TO NEGOTIATE ACCEPTABLE PURCHASE TERMS AND THE POSSIBILITY THAT WE MAY NEED TO USE OUR AVAILABLE FUNDS FOR OTHER PURPOSES OR MAY NOT BE ABLE TO OBTAIN CAPITAL FROM OTHER SOURCES. WE MAY DETERMINE TO DELAY OR NOT TO PROCEED WITH RENOVATIONS OR DEVELOPMENT PROJECTS. MOREOVER, MANAGING AND INTEGRATING ACQUIRED AND DEVELOPED LOCATIONS CAN BE DIFFICULT, TIME CONSUMING AND/OR MORE EXPENSIVE THAN ANTICIPATED AND INVOLVE RISKS OF FINANCIAL LOSSES. WE MAY NOT OPERATE OUR ACQUIRED OR DEVELOPED LOCATIONS AS PROFITABLY AS WE NOW EXPECT;

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  WE PLAN TO CONTINUE TO INVEST IN EXISTING LOCATIONS AND MAY INVEST IN NEW LOCATIONS. AN IMPLICATION OF THIS STATEMENT MAY BE THAT WE HAVE OR WILL HAVE SUFFICIENT CAPITAL TO MAKE THE INVESTMENTS WE HAVE IDENTIFIED AS WELL AS OTHER INVESTMENTS THAT WE HAVE NOT YET IDENTIFIED. HOWEVER, WE CANNOT BE SURE THAT WE WILL HAVE SUFFICIENT CAPITAL FOR SUCH INVESTMENTS. IN ADDITION, OUR GROWTH STRATEGIES AND BUSINESS REQUIRE REGULAR AND SUBSTANTIAL CAPITAL INVESTMENTS. THE AMOUNT AND TIMING OF CAPITAL EXPENDITURES ARE OFTEN DIFFICULT TO PREDICT. SOME CAPITAL PROJECTS COST MORE THAN ANTICIPATED AND THE PROCEEDS FROM OUR SALES OF IMPROVEMENTS TO HPT, IF ANY, MAY BE LESS THAN ANTICIPATED. HPT IS NOT OBLIGATED TO PURCHASE IMPROVEMENTS FROM US. CURRENTLY UNANTICIPATED PROJECTS THAT WE MAY BE REQUIRED TO UNDERTAKE IN THE FUTURE (AS A RESULT OF GOVERNMENT PROGRAMS OR REGULATION, ADVANCES OR CHANGES MADE BY OUR COMPETITION, DEMANDS OF OUR CUSTOMERS, OR FOR OTHER REASONS) MAY ARISE AND CAUSE US TO SPEND MORE THAN CURRENTLY ANTICIPATED. SOME CAPITAL PROJECTS TAKE MORE TIME TO COMPLETE THAN ANTICIPATED. AS A RESULT OF MARKET CONDITIONS OR OTHER CONSIDERATIONS, WE MAY DEFER CERTAIN CAPITAL PROJECTS AND ANY SUCH DEFERRALS MAY HARM OUR BUSINESS OR REQUIRE US TO MAKE LARGER CAPITAL EXPENDITURES IN THE FUTURE. ALSO, WE MAY BE UNABLE TO ACCESS REASONABLY PRICED CAPITAL TO MAKE SUCH INVESTMENTS IN THE FUTURE;

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  ON SEPTEMBER 11, 2017, THE COURT OF CHANCERY OF THE STATE OF DELAWARE ISSUED A MEMORANDUM OPINION IN OUR LITIGATION AGAINST COMDATA INC., OR COMDATA, WHICH, AMONG OTHER THINGS, ENTITLES US TO

    AN ORDER REQUIRING COMDATA TO SPECIFICALLY PERFORM UNDER OUR MERCHANT AGREEMENT WITH COMDATA AND AWARDS DAMAGES TO US AND AGAINST COMDATA FOR THE DIFFERENCE BETWEEN THE HIGHER TRANSACTION FEES PAID BY US TO COMDATA SINCE FEBRUARY 1, 2017, AND WHAT WE SHOULD HAVE PAID UNDER THE MERCHANT AGREEMENT. THIS OPINION ALSO FOUND THAT THE MERCHANT AGREEMENT PROVIDES FOR AN AWARD OF REASONABLE ATTORNEYS' FEES AND COSTS TO US. WE AND COMDATA HAVE REACHED AGREEMENT ON THE AMOUNT OF EXCESS TRANSACTION FEES TO BE PAID TO US, AND COMDATA HAS PAID US THAT AMOUNT, BUT WE AND COMDATA HAVE NOT REACHED AN AGREEMENT ON WHEN FINAL JUDGMENT SHOULD ENTER IN THIS LITIGATION OR ON THE AMOUNT OF OUR ATTORNEYS' FEES AND OTHER COSTS THAT COMDATA SHOULD PAY US. THE COURT HAS NOT ISSUED ITS FINAL JUDGMENT AND THE COURT MAY NOT AWARD US SOME OR ALL OF OUR ATTORNEYS' FEES AND COSTS. FURTHERMORE, COMDATA MAY APPEAL THE COURT'S JUDGMENT AND THE COURT'S DECISION MAY BE REVERSED OR AMENDED UPON APPEAL. THE CONTINUATION OF THIS LITIGATION IS DISTRACTING TO OUR MANAGEMENT AND EXPENSIVE, AND THIS DISTRACTION AND EXPENSE MAY CONTINUE;

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  WE HAVE A CREDIT FACILITY WITH A CURRENT MAXIMUM AVAILABILITY OF $200.0 MILLION, WHICH WE REFER TO AS OUR CREDIT FACILITY. THE AVAILABILITY OF THIS MAXIMUM AMOUNT IS SUBJECT TO LIMITS BASED ON OUR QUALIFIED COLLATERAL, INCLUDING OUR ELIGIBLE CASH, ACCOUNTS RECEIVABLE AND INVENTORY, THAT VARIES IN AMOUNT FROM TIME TO TIME. ACCORDINGLY, OUR BORROWING AND LETTER OF CREDIT AVAILABILITY AT ANY TIME MAY BE LESS THAN $200.0 MILLION. THE MAXIMUM AMOUNT AVAILABLE UNDER THE CREDIT FACILITY MAY BE INCREASED TO $300.0 MILLION, THE AVAILABILITY OF WHICH IS SUBJECT TO LIMITS BASED ON OUR AVAILABLE COLLATERAL AND LENDER PARTICIPATION. HOWEVER, IF WE DO NOT HAVE SUFFICIENT COLLATERAL OR IF WE ARE UNABLE TO IDENTIFY LENDERS WILLING TO INCREASE THEIR COMMITMENTS OR JOIN OUR CREDIT FACILITY, WE MAY NOT BE ABLE TO INCREASE THE SIZE OF OUR CREDIT FACILITY OR THE AVAILABILITY OF BORROWINGS WHEN WE MAY NEED OR WANT TO DO SO;

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  WE MAY FINANCE OR SELL UNENCUMBERED REAL ESTATE THAT WE OWN. HOWEVER, WE DO NOT KNOW THE EXTENT TO WHICH WE COULD MONETIZE OUR EXISTING UNENCUMBERED REAL ESTATE OR WHAT THE TERMS OF ANY SUCH SALE OR FINANCING WOULD BE;

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  IMPROVED OPERATING RESULTS, COST SAVINGS AND INCREASING GROSS MARGINS MAY IMPLY THAT WE WILL BE PROFITABLE IN THE FUTURE. IN FACT, SINCE WE BECAME A PUBLICLY OWNED COMPANY IN 2007, WE HAVE BEEN ABLE TO PRODUCE ONLY OCCASIONAL PROFITS AND WE HAVE ACCUMULATED SIGNIFICANT LOSSES. WE MAY BE UNABLE TO PRODUCE FUTURE PROFITS AND OUR LOSSES MAY INCREASE; AND

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  WE EXPECT THAT OUR RESTAURANT RENOVATION, REBRANDING AND COST INITIATIVES WILL IMPROVE THE PROFITABILITY OF THE AFFECTED RESTAURANTS. HOWEVER, THE PROFITABILITY OF THOSE RESTAURANTS MAY NOT IMPROVE AND ANY IMPROVED PROFITABILITY THAT MAY BE REALIZED MAY NOT EXCEED THE COSTS WE INCURRED TO RENOVATE AND REBRAND THOSE RESTAURANTS.

THESE AND OTHER UNEXPECTED RESULTS MAY BE CAUSED BY VARIOUS FACTORS, SOME OF WHICH ARE BEYOND OUR CONTROL, INCLUDING:

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  CONTINUED IMPROVED FUEL EFFICIENCY OF MOTOR VEHICLE ENGINES AND OTHER FUEL CONSERVATION AND ALTERNATIVE FUEL PRACTICES AND SOURCES EMPLOYED OR USED BY OUR CUSTOMERS AND ALTERNATIVE FUEL TECHNOLOGIES OR OTHER MEANS OF TRANSPORTATION THAT MAY BE DEVELOPED AND WIDELY ADOPTED IN THE FUTURE MAY CONTINUE TO REDUCE THE DEMAND FOR THE FUEL THAT WE SELL AND MAY ADVERSELY AFFECT OUR BUSINESS;

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  COMPETITION WITHIN THE TRAVEL CENTER, CONVENIENCE STORE AND RESTAURANT INDUSTRIES MAY ADVERSELY IMPACT OUR FINANCIAL RESULTS. OUR BUSINESS REQUIRES SUBSTANTIAL AMOUNTS OF WORKING CAPITAL AND OUR COMPETITORS MAY HAVE GREATER FINANCIAL AND OTHER RESOURCES THAN WE DO;

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  FUTURE INCREASES IN FUEL PRICES MAY REDUCE THE DEMAND FOR THE PRODUCTS AND SERVICES THAT WE SELL;

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  FUTURE COMMODITY FUEL PRICE INCREASES, FUEL PRICE VOLATILITY OR OTHER FACTORS MAY CAUSE US TO NEED MORE WORKING CAPITAL TO MAINTAIN OUR INVENTORY AND CARRY OUR ACCOUNTS RECEIVABLE THAN WE NOW EXPECT AND THE GENERAL AVAILABILITY OF, DEMAND FOR AND PRICING OF MOTOR FUELS MAY CHANGE IN WAYS WHICH LOWER THE PROFITABILITY ASSOCIATED WITH OUR SELLING MOTOR FUELS;

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  OUR SUPPLIERS MAY BE UNWILLING OR UNABLE TO MAINTAIN THE CURRENT CREDIT TERMS FOR OUR PURCHASES. IF WE ARE UNABLE TO PURCHASE GOODS ON REASONABLE CREDIT TERMS, OUR REQUIRED WORKING CAPITAL MAY INCREASE AND WE MAY INCUR MATERIAL LOSSES. ALSO, IN TIMES OF RISING FUEL AND NONFUEL PRICES, OUR SUPPLIERS MAY BE UNWILLING OR UNABLE TO INCREASE THE CREDIT AMOUNTS THEY EXTEND TO US, WHICH MAY INCREASE OUR WORKING CAPITAL REQUIREMENTS. THE AVAILABILITY AND THE TERMS OF ANY CREDIT WE MAY BE ABLE TO OBTAIN ARE UNCERTAIN;

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  ACQUISITIONS OR PROPERTY DEVELOPMENT MAY SUBJECT US TO GREATER RISKS THAN OUR CONTINUING OPERATIONS, INCLUDING THE ASSUMPTION OF UNKNOWN LIABILITIES;

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  MOST OF OUR TRUCKING COMPANY CUSTOMERS TRANSACT BUSINESS WITH US BY USE OF FUEL CARDS ISSUED BY THIRD PARTY FUEL CARD COMPANIES. FUEL CARD COMPANIES FACILITATE PAYMENTS TO US AND CHARGE US FEES FOR THESE SERVICES. THE FUEL CARD INDUSTRY HAS ONLY A FEW SIGNIFICANT PARTICIPANTS. WE BELIEVE ALMOST ALL TRUCKING COMPANIES USE ONLY A SINGLE FUEL CARD PROVIDER AND HAVE BECOME INCREASINGLY DEPENDENT UPON SERVICES PROVIDED BY THEIR RESPECTIVE FUEL CARD PROVIDER TO MANAGE THEIR FLEETS. COMPETITION, OR LACK THEREOF, AMONG FUEL CARD COMPANIES MAY RESULT IN FUTURE INCREASES IN OUR TRANSACTION FEE EXPENSES OR WORKING CAPITAL REQUIREMENTS, OR BOTH;

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  FUEL SUPPLY DISRUPTIONS MAY OCCUR, WHICH MAY LIMIT OUR ABILITY TO PURCHASE FUEL FOR RESALE;

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  IF TRUCKING COMPANIES ARE UNABLE TO SATISFY MARKET DEMANDS FOR TRANSPORTING GOODS OR IF THE USE OF OTHER MEANS OF TRANSPORTING GOODS INCREASES, THE TRUCKING INDUSTRY MAY EXPERIENCE REDUCED BUSINESS, WHICH WOULD NEGATIVELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND LIQUIDITY;

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  COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS, INCLUDING THOSE RELATED TO TAX, EMPLOYMENT AND ENVIRONMENTAL MATTERS, ACCOUNTING RULES AND FINANCIAL REPORTING STANDARDS, PAYMENT CARD INDUSTRY REQUIREMENTS AND SIMILAR MATTERS MAY INCREASE OUR OPERATING COSTS AND REDUCE OR ELIMINATE OUR PROFITS;

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  WE ARE ROUTINELY INVOLVED IN LITIGATION. DISCOVERY DURING LITIGATION AND COURT DECISIONS OFTEN HAVE UNANTICIPATED RESULTS. LITIGATION IS USUALLY EXPENSIVE AND CAN BE DISTRACTING TO MANAGEMENT. WE CANNOT BE SURE OF THE OUTCOME OF ANY OF THE LITIGATION MATTERS IN WHICH WE ARE OR MAY BECOME INVOLVED;

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  ACTS OF TERRORISM, GEOPOLITICAL RISKS, WARS, OUTBREAKS OF SO CALLED PANDEMICS OR OTHER MANMADE OR NATURAL DISASTERS BEYOND OUR CONTROL MAY ADVERSELY AFFECT OUR FINANCIAL RESULTS; AND

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  ALTHOUGH WE BELIEVE THAT WE BENEFIT FROM OUR RELATIONSHIPS WITH OUR RELATED PARTIES, INCLUDING HPT, RMR, AIC AND OTHERS AFFILIATED WITH THEM, ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH RELATED PARTIES MAY PRESENT A CONTRARY APPEARANCE OR RESULT IN LITIGATION AND THE BENEFITS WE BELIEVE WE MAY REALIZE FROM THE RELATIONSHIPS MAY NOT MATERIALIZE.

RESULTS THAT DIFFER FROM THOSE STATED OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS MAY ALSO BE CAUSED BY VARIOUS CHANGES IN OUR BUSINESS OR MARKET CONDITIONS AS DESCRIBED MORE FULLY IN THIS PROSPECTUS, AND IN OUR ANNUAL REPORT ON FORM 10-K OR IN OUR OTHER FILINGS WITH THE SEC, INCLUDING UNDER THE CAPTION "RISK FACTORS," OR INCORPORATED HEREIN OR THEREIN. OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC'S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS. EXCEPT AS REQUIRED BY LAW, WE UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENT AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

6,100,000 Shares

Common Stock

Prospectus Supplement

Citigroup

BMO Capital Markets

B. Riley FBR

BTIG

June 30, 2020.